UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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RING ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 Proxy Statement

Ring Energy, Inc. (NYSE American: REI) is a growth oriented independent oil and natural gas company headquartered in The Woodlands, Texas. It is focused on the acquisition, exploration and development of high-quality, oil and liquids rich assets in the Permian Basin of Texas and New Mexico which is recognized as the top producing oil basin in North America. Formed in 2012, Ring Energy has aggressively sought to acquire select low decline, long-life hydrocarbon producing properties with highly economic drilling opportunities that can be developed in future years. With over 100 years of combined industry experience in most of the oil and gas producing basins in the United States, coupled with the careful application of new and emerging geoscience, engineering, drilling and completion technologies, and long-established industry relationships, REI is poised for SUR WDELOLW\ DQG VXFFHVV.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation (“Ring” or the “Company”), will be KHOG RQ 0D\ 25, 2021, DW 10:00 D.P., &HQWUDO 7LPH, LQ 5LQJV RFH EXLOGLQJ, ORFDWHG DW 1725 +XJKHV /DQGLQJ %OYG., 7KH :RRGODQGV, 7; 77380. You will be asked to consider and to approve the following proposals: INCENTIVE PLAN (“LTIP”) This proxy statement and accompanying proxy card are being mailed to our stockholders on or about April 22, 2021. Our Annual Report on Form 10-K (the “Annual Report) FRYHULQJ WKH \HDU HQGHG 'HFHPEHU 31, 2020 LV HQFORVHG, EXW GRHV QRW IRUP DQ\ SDUW RI WKH PDWHULDOV IRU VROLFLWDWLRQ RI SUR[LHV. The Notice of Annual Meeting and Proxy Statement herein provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting ZLOO EH DYDLODEOH IRU H[DPLQDWLRQ DW RXU RFHV GXULQJ QRUPDO EXVLQHVV KRXUV IRU D SHULRG RI WHQ (10) FDOHQGDU GD\V SULRU WR WKH $QQXDO Meeting and will also be available during the Annual Meeting for inspection by our stockholders. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE, OR VOTE YOUR SHARES USING THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS PROVIDED. We thank you for your continued support and look forward to seeing you at the Annual Meeting. By Order of the Board of Directors, /s/ Travis T. Thomas The Woodlands, Texas April 22, 2021 Travis T. Thomas ([HFXWLYH 9LFH 3UHVLGHQWt &KLHI )LQDQFLDO 2 FHUt &RUSRUDWH Secretary & Treasurer IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2021 The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders for the year ended December 31, 2020, are available on Ring Energy, Inc.’s website at www.ringenergy.com. RECORD DATE FOR STOCKHOLDERS ENTITLED TO VOTE April 12, 2021 LOCATION Main Floor Meeting Rooms A and B 1725 +XJKHV /DQGLQJ %OYG., 7KH :RRGODQGV, 7; 77380 DATE & TIME May 25, 2021 10:00 am Central time APPROVE THE 2021 LONG-TERM p59 RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT p56 REGISTERED PUBLIC ACCOUNTING FIRM APPROVE ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION p55 OF OUR NAMED EXECUTIVE OFFICERS ELECT SEVEN NOMINATED DIRECTORS INCLUDED IN THE PROXY STATEMENT TOp18 SERVE ON OUR BOARD

TABLE OF CONTENTS OVERVIEW Joint Letter to Stockholders Our Company – Mission & Vision Our Company – Strategic Priorities Questions And Answers About the 2021 Annual Meeting And Voting Our 2020 Performance Highlights Our Commitment to Environmental, Social And Governance (“Esg”) Board Composition and Experience 1 2 3 4 10 12 16 PROPOSAL 1: ELECTION OF DIRECTORS Summary Board Committees & Director Bios Board Recommendation on Proposal 18 19 23 CORPORATE GOVERNANCE AND OUR BOARD Corporate Governance Highlights Our Board Board Leadership Structure Lead Independent Director Annual Board Evaluation Director Orientation And Continuing Education Board Independence Board Risk Assessment And Control Insider Trading Policy Board Committees – Composition and Principal Functions 'LUHFWRU 1RPLQDWLRQV DQG 4XDOL FDWLRQV Board of Directors Diversity Communications With Our Board 24 25 25 25 26 26 26 27 27 27 31 31 31 EXECUTIVE OFFICERS ([HFXWLYH 2 FHU %LRV 32 COMPENSATION DISCUSSION & ANALYSIS Summary Executive Team Transitions 2020 Performance Highlights 2020 Executive Compensation Policy Highlights 2020 Objectives And Philosophy of Our Executive Compensation Program Role of Stockholder Say-on-Pay Advisory Vote Executive Compensation Program Elements For 2020 Management Stock Ownership Guidelines Tax & Risk Considerations in Overall Program &RPSHQVDWLRQ RI 1DPHG ([HFXWLYH 2 FHUV (2018-2020) Employment Agreements Grants of Plan-Based Awards Outstanding Equity Awards at Fiscal Year-End Option Exercises and Stock Vested 3HQVLRQ %HQH WV DQG 1RQTXDOL HG 'HIHUUHG &RPSHQVDWLRQ Potential Payments Upon Termination or Change In Control CEO Pay Ratio Director Compensation Compensation Committee Report Compensation Committee Interlocks and Insider Participation Transactions With Related Persons, Promoters and Certain Control Persons 6HFXULW\ 2ZQHUVKLS RI &HUWDLQ %HQH FLDO 2ZQHUV DQG Management & Other Matters 34 34 35 36 36 38 39 42 42 42 44 44 45 46 46 46 48 49 51 52 52 52

PROPOSAL 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION Summary Board Recommendation on Proposal 55 55 PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP Summary Board Recommendation on Proposal Audit Committee Report 56 57 58 PROPOSAL 4: APPROVAL OF RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN Summary Key Aspects and Description of The 2021 Plan Summary of Federal Income Tax Consequences Board Recommendation on Proposal Ring Energy, Inc. 2021 Omnibus Incentive Plan 59 59 62 64 66 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2022 ANNUAL MEETING AND OTHER ITEMS Summary of Procedures For Submitting a Proposal or Nominating a Director Other Business Annual Report GA AP to Non-GA AP Reconciliations 82 82 83 84

[LOGO]

DEAR FELLOW STOCKHOLDERS, Paul D. McKinney Anthony B. Petrelli On behalf of the Board of Directors of Ring Energy, Inc., we are pleased to invite you to our 2021 Annual Meeting of Stockholders, which will take place on May 25, 2021 at 10:00 AM Central Daylight Time in meeting rooms A and B RQ WKH JURXQG RRU RI RXU R FH EXLOGLQJ ORFDWHG DW 1725 +XJKHV /DQGLQJ %OYG., 7KH :RRGODQGV, 7H[DV. into a strategic advisory role to support a new executive leadership team and refreshed Board of Directors, including six of seven members deemed as independent. Together, the Board and executive team all share a common vision and individually bring diversity in thought, background, and experience with notable track records of success to the service of Ring’s Stockholders. As you know, our industry faced unprecedented challenges this past year due to the COVID-19 pandemic and related global oil supply and demand imbalances. We took immediate steps to ensure the health and safety of our employees, and we appreciate their hard work and tireless H RUWV DV ZH VXFFHVVIXOO\ QDYLJDWHG WKURXJK WKLV GL FXOW period. With the collapse in oil prices last spring, we acted quickly to protect our business by suspending all drilling and completion activities, curtailing production and reducing costs across all aspects of our business. As oil prices improved, we focused our attention during the second half of the year on restoring production by bringing back online previously shut-in wells, conducting high rate of return workovers and continuing our CTR program of converting wells with electrical submersible pumps to rod pumps that further reduces operating costs. We recognize this past year was challenging for many and are grateful for our stockholders’ support. The Board of Directors is committed to maintaining high standards of ethical conduct and governance. We believe clear and timely communications with investors are imperative and given the challenging nature of 2020, the executive leadership and Board changes, along with the change of auditors, it was important to move our Annual Meeting of Stockholders historically held in December to May to keep investors informed. We also believe holding the Annual Meeting soon after the close of the proxy year is consistent with industry best practices. On behalf of the Board of Directors and management, thank you for your continued support. Your vote is very important to us, and we encourage you to review the enclosed proxy statement and to promptly vote so your shares are represented at the Annual Meeting. Armed with additional funds from our equity raise and supported by a higher oil price environment, in December ZH LQLWLDWHG WKH UVW SKDVH RI D 1RUWKZHVW 6KHOI GULOOLQJ program of eight to ten wells. We drilled four wells from our high rate-of-return inventory of undeveloped well locations and are encouraged by the initial results. We look IRUZDUG WR XVLQJ WKH DGGLWLRQDO FDVK RZ JHQHUDWHG WR KHOS further pay down debt and strengthen our balance sheet. Best regards, Paul D. McKinney Chairman of the Board of Directors & &KLHI ([HFXWLYH 2 FHU Recognizing a lack of investor appreciation of the Company’s historical operating success and unique market position, during the middle of last year, Ring’s Board led by Tim Rochford, Co-Founder and then Chairman, performed a strategic evaluation of alternatives for increasing stockholder value. Consistent with Mr. Rochford’s recommendation, the Board decided a change in the Company’s approach was necessary, with Tim moving Anthony B. Petrelli /HDG QGHSHQGHQW 'LUHFWRU 2021 Proxy Statement 1

DEAR FELLOW STOCKHOLDERS,



Paul D. McKinney



Anthony B. Petrelli

On behalf of the Board of Directors of Ring Energy, Inc., we are pleased to invite you to our 2021 Annual Meeting of Stockholders, which will take place on May 25, 2021 at 10:00 AM Central Daylight Time in meeting rooms A and B on the ground floor of our office building located at 1725 Hughes Landing Blvd., The Woodlands, Texas.

As you know, our industry faced unprecedented challenges this past year due to the COVID-19 pandemic and related global oil supply and demand imbalances. We took immediate steps to ensure the health and safety of our employees, and we appreciate their hard work and tireless efforts as we successfully navigated through this difficult period. With the collapse in oil prices last spring, we acted quickly to protect our business by suspending all drilling and completion activities, curtailing production and reducing costs across all aspects of our business. As oil prices improved, we focused our attention during the second half of the year on restoring production by bringing back online previously shut-in wells, conducting high rate of return workovers and continuing our CTR program of converting wells with electrical submersible pumps to rod pumps that further reduces operating costs.

Armed with additional funds from our equity raise and supported by a higher oil price environment, in December we initiated the first phase of a Northwest Shelf drilling program of eight to ten wells. We drilled four wells from our high rate-of-return inventory of undeveloped well locations and are encouraged by the initial results. We look forward to using the additional cash flow generated to help further pay down debt and strengthen our balance sheet.

Recognizing a lack of investor appreciation of the Company's historical operating success and unique market position, during the middle of last year, Ring's Board led by Tim Rochford, Co-Founder and then Chairman, performed a strategic evaluation of alternatives for increasing stockholder value. Consistent with Mr. Rochford's recommendation, the Board decided a change in the Company's approach was necessary, with Tim moving into a strategic advisory role to support a new executive leadership team and refreshed Board of Directors, including six of seven members deemed as independent. Together, the Board and executive team all share a common vision and individually bring diversity in thought, background, and experience with notable track records of success to the service of Ring's Stockholders.

We recognize this past year was challenging for many and are grateful for our stockholders' support. The Board of Directors is committed to maintaining high standards of ethical conduct and governance. We believe clear and timely communications with investors are imperative and given the challenging nature of 2020, the executive leadership and Board changes, along with the change of auditors, it was important to move our Annual Meeting of Stockholders historically held in December to May to keep investors informed. We also believe holding the Annual Meeting soon after the close of the proxy year is consistent with industry best practices.

On behalf of the Board of Directors and management, thank you for your continued support. Your vote is very important to us, and we encourage you to review the enclosed proxy statement and to promptly vote so your shares are represented at the Annual Meeting.

Best regards,

Paul D. McKinney
Chairman of the Board of Directors
& Chief Executive Officer

Anthony B. Petrelli
Lead Independent Director

2021 Proxy Statement 1

OUR COMPANY

Ring Energy, Inc. is a growth oriented independent oil and natural gas company focused on the acquisition, exploration and development of high-quality, oil and liquids rich assets in the Permian Basin of Texas and New Mexico.

OUR MISSION & VISION

Ring's mission is to deliver competitive and sustainable returns to its stockholders by developing, acquiring, exploring for, and commercializing oil and natural-gas resources vital to the world's health and welfare. Successfully achieving Ring's mission requires a firm commitment to operating safely in a socially responsible and environmentally friendly manner.

Key principles supporting Ring's new strategic vision are:

- Ensuring health, safety, and environmental excellence and a strong commitment to our employees and the communities in which we work and operate;
- Continuing to generate free cash flow to improve and build a sustainable financial foundation;
- Pursuing rigorous capital discipline focused on our highest returning opportunities;
- Improving margins and driving value by continuously targeting additional operating cost reductions and capital efficiencies; and
- Strengthening the balance sheet by steadily paying down debt, divesting of non-core assets and becoming a peer leader in Debt/EBITDA metrics.

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OUR STRATEGIC PRIORITIES

Ring has historically capitalized on its low-risk, high-return asset base that is focused on the conventional San Andres reservoir in the Permian Basin, which is one of the most prolific hydrocarbon producing regions in the U.S. As compared to unconventional plays, the San Andres offers much lower initial year and terminal decline rates for production, which helps generate high rates of return and low breakeven economics of approximately $25 per barrel.

The collective efforts of your new management team are focused on providing a fresh perspective on Ring's proven strategy. We are targeting a number of strategic initiatives that we believe will uniquely position Ring for continued operating and financial success, thereby enhancing long-term value for our stockholders.

To accomplish these goals, we are committed to pursuing the following strategic priorities:

Attract and retain the best people because we recognize that our future success can only be achieved through our employees.

Pursue operational excellence with a sense of urgency, which is the foundation that will define our culture and future success. This includes executing our operations in a safe and environmentally responsible manner, applying advanced technologies, continuously seeking ways to reduce our operating cash costs per barrel, and delivering low cost, consistent and efficient execution of our drilling campaigns, work programs and operations.

Prioritize our work programs to invest in the highest risk-adjusted rate-of-return projects in our inventory. This will allow us to profitably grow our production and reserve levels and generate the excess free cash flow required to further pay down debt.

Focus on generating free cash flow and strengthening our balance sheet by reducing debt through the use of excess cash from operations and potentially through proceeds from the sale of non-core assets. Remaining focused and disciplined in this regard will lead to meaningful returns for our stockholders and also provides additional financial flexibility to manage future commodity price cycles.

Pursue strategic acquisitions that maintain or reduce our break-even costs, as well as improve our margins and lower our operating costs. We are squarely focused on opportunities that are accretive on a cash flow basis that deliver competitive risk and debt-adjusted per share returns to our stockholders.

RING ENERGY 2021 Proxy Statement 3

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of seven directors named in this proxy statement to our Board, each for a term ending on the date of the 2022 annual meeting of stockholders or until their successors are duly elected and qualified (this proposal is referred to as the "**Election of Directors**"); (2) a non-binding, advisory vote to approve named executive officer compensation (this proposal is referred to as "**Executive Compensation**"); (3) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (this proposal is referred to as the "**Ratification of Grant Thornton**"); (4) the approval of the 2021 Long-Term Incentive Plan (this proposal is referred to as the "**Approval of 2021 Long-Term Incentive Plan**"); and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Additionally, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

WHAT IS A PROXY?

A proxy is another person that you legally designate to vote your stock. If you designate a person or entity as your proxy in a written document, such document is also called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.

WHAT IS A PROXY STATEMENT?

A proxy statement is a document that regulations of the United States Securities and Exchange Commission (the **"SEC"**) require that we make available to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote and provides you with information on such matters so that you can make an informed decision.

WHAT IS "HOUSEHOLDING"?

One copy of the Notice, this proxy statement, and the Annual Report (collectively, the "**Proxy Materials**") will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to Ring Energy, Inc., Attention: Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, or by telephone by calling (281) 397-3699. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future. The Proxy Materials are also available on our website: www.ringenergy.com.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

Despite our efforts related to householding, you may receive more than one set of Proxy Materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting. You can also vote your shares over the phone or Internet. Please see "HOW DO I VOTE MY SHARES?" below for more information.

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WHO IS ENTITLED TO NOTICE OF THE ANNUAL MEETING?

Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend, and vote at the Annual Meeting, and any continuations, adjournments, or postponements thereof.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 12, 2021 (the "**Record Date**").

As of the Record Date, we had 99,181,587 shares of Common Stock outstanding. A list of all stockholders of record entitled to vote at our Annual Meeting is on file at our principal office located at 1725 Hughes Landing Blvd, Suite 900, The Woodlands, TX 77380, and will be available for inspection at the Annual Meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting. If you are a beneficial owner of shares of Common Stock, you must have a legal proxy from the stockholder of record to vote your shares at the Annual Meeting.

WHAT IS A QUORUM?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

WHAT ARE THE VOTING RIGHTS OF OUR STOCKHOLDERS?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation (as amended, the "**Charter**"), nor our Bylaws (as amended, the "**Bylaws**"), allow for cumulative voting rights.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A "STREET NAME" HOLDER?

Most stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

- *Stockholder of Record.* If your shares are registered directly in your name with Standard Registrar and Transfer Company Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.
- *Street Name Stockholder.* If your shares are held in a stock brokerage account or by a bank, fiduciary, or other nominee, you are considered the beneficial owner of shares held in "street name." In this case, such broker, fiduciary, or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote and are also invited to attend the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, follow the voting directions provided by your broker, bank, or other nominee to vote your shares. Since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

HOW DO I VOTE MY SHARES?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

- *By Written Proxy.* You may indicate your vote by completing, signing, and dating your proxy card and returning it in the enclosed reply envelope.
- *In Person.* You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.
- *By Phone.* Use any touch-tone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
- *By Internet.* Use the Internet to access www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RING ENERGY 2021 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING (CONT.)

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

- *By Voting Instruction Card*. If you hold your shares in street name, your broker, bank, or other nominee will explain how you can access a voting instruction card for you to use in directing the broker, bank, or other nominee how to vote your shares.
- *In Person with a Proxy from the Record Holder.* You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee. Please consult the instruction card or other information sent to you by your broker, bank, or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit. For stockholders who have their shares voted by submitting a proxy, the management proxy holder will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by doing one of the following:

- Submitting written notice of revocation stating that you would like to revoke your proxy to Ring Energy, Inc., Attention: Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd, Suite 900, The Woodlands, TX 77380, which must be received prior to the Annual Meeting;
- Completing, signing, and dating another proxy card with new voting instructions and returning it by mail to Ring Energy, Inc., Attention: Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd, Suite 900, The Woodlands, TX 77380 in time to be received, in which case the later submitted proxy will be recorded and earlier proxy revoked; or
- Attending the Annual Meeting, notifying the inspector of election that you wish to revoke your proxy, and voting your shares in person at the Annual Meeting. Attendance at the Annual Meeting without submitting a ballot to vote your shares will not revoke or change your vote.

If you are a beneficial or street name stockholder, you should follow the directions provided by your broker, bank, or other nominee to revoke your voting instructions or otherwise change your vote before the applicable deadline. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee as described in "How do I vote my shares" above.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES?

An abstention occurs when the beneficial owner of shares, or a broker, bank, or other nominee holding shares for a beneficial owner, is present, in person or by proxy, and entitled to vote at the meeting, but fails to vote or voluntarily withholds its vote for any of the matters upon which the stockholders are voting.

6

If you are a beneficial owner and hold your shares in "street name," you will receive instructions from your broker, bank, or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American LLC (the "NYSE American"). There are non-discretionary matters for which brokers, banks, and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. If a broker, bank, or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, banker, or other nominee should vote your shares, then the broker, bank, or other nominee indicates it does not have authority to vote such shares on its proxy and a "broker non-vote" results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Executive Compensation) or Proposal 4 (Approve the 2021 Long-Term Incentive Plan), and your shares will be considered broker non-votes with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will have discretionary authority to vote your shares with respect to Proposal 3 (Ratification of Grant Thornton).

WHAT VOTE IS REQUIRED FOR THE PROPOSALS TO BE APPROVED?

- *Proposal 1 (Election of Directors):* To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
- *Proposal 2 (Executive Compensation):* To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote will be approved if it receives the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes and abstentions will not affect the outcome of this proposal.
- *Proposal 3 (Ratification of Grant Thornton):* Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Brokers will have discretionary authority to vote on Proposal 3 and, accordingly, there will be no broker non-votes for this proposal. Abstentions will not affect the outcome of this proposal.
- *Proposal 4 (Approve the 2021 Long-Term Incentive Plan):* Approval of the 2021 Long-Term Incentive Plan, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes and abstentions will not affect the outcome of this proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Our Board recommends a vote:

- **FOR** each of the nominees for director;
- **FOR** non-binding, advisory approval of named executive officer compensation;
- **FOR** the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
- **FOR** the approval of the 2021 Long-Term Incentive Plan.

RING ENERGY 2021 Proxy Statement 7

2021 Proxy Statement 9

OUR 2020 PERFORMANCE HIGHLIGHTS 2XU PXOWL-IDFHWHG LQLWLDWLYHV WKURXJKRXW 2020 VLJQL FDQWO\ FRQWULEXWHG WR RXU  QDQFLDO SHUIRUPDQFH IRU WKH \HDU. .H\ highlights included: 1$ QRQ-*$ $3 QDQFLDO PHDVXUH; VHH WKH HQG RI WKLV GRFXPHQW IRU UHFRQFLOLDWLRQV WR WKH PRVW FRPSDUDEOH *$ $3 PHDVXUHV. 2/LI WLQJ FRVW HTXDOV OHDVH RSHUDWLQJ H[SHQVHV H[FOXGLQJ VHYHUDQFH DQG DG YDORUHP WD[ GLYLGHG E\ WRWDO EDUUHOV RI RLO equivalent sold during the same period. 10 $10.52 /LIWLQJ &RVW SHU %RH2 8,790Boe/d Net Sales per day $72.2MM Net Cash Provided by Operating Activities $39.7MM Free Cash Flow1 $86.1MM Adjusted EBITDA1 $(253.4)MM 1HW /RVV

RING
ENERGY

OUR 2020 PERFORMANCE HIGHLIGHTS

Our multi-faceted initiatives throughout 2020 significantly contributed to our financial performance for the year. Key highlights included:

$(253.4)MM Net Loss	**$86.1MM** Adjusted EBITDA[1]
$39.7MM Free Cash Flow[1]	**$72.2MM** Net Cash Provided by Operating Activities
8,790Boe/d Net Sales per day	**$10.52** Lifting Cost per Boe[2]

[1]A non-GAAP financial measure; see the end of this document for reconciliations to the most comparable GAAP measures.

[2]Lifting cost equals lease operating expenses excluding severance and ad valorem tax divided by total barrels of oil equivalent sold during the same period.

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Through our strategic efforts designed to drive financial stability and improve the balance sheet, we:

- Decreased lease operating expense, or LOE, by 25% from 2019 levels.
- Reduced year-over-year capital expenditures to $30 million.
- Performed 29 CTRs.
- Drilled six successful wells.
- Generated free cash flow of $40 million[1] (generated free cash flow in every quarter of 2020).
- Paid down $75 million of borrowings on our bank credit facility, with additional debt reduction targeted for 2021.

We ended 2020 with proved reserves of 76.5 million barrels of oil equivalent ("MMBoe"), compared with 81.1 MMBoe at year-end 2019:

- Additions, improved well performance and technical revisions led to net upward revisions of 1.3 MMBoe;
- Reduced SEC pricing led to downward revisions of 2.7 MMBoe; and
- Production was 3.2 MMBoe.

[1] A non-GAAP measure; see the end of this report for a reconciliation to the most comparable GAAP measure.

RING ENERGY 2021 Proxy Statement 11

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

We are focused on creating long-term value for our stockholders and fostering a culture that is steadfast on environmental sustainability, operational safety, social responsibility and sound corporate governance.



ENVIRONMENTAL

We are committed to protecting the environment in a manner that follows or goes beyond compliance with all federal, state and local regulations. Our efforts to minimize our operational impact are multi-faceted, including reducing greenhouse gas (“GHG”) and air emissions, minimizing the use of freshwater, preventing spills, safeguarding local water supplies and minimizing waste. Our ongoing environmental programs not only reduce our operational impacts but also improve efficiency, lower costs and reduce risk. Some of the steps we take to safeguard the environment include:

- Continuous and active monitoring of emissions;
- Daily well checks to help detect and prevent leaks and emission events;
- Prioritize local sourcing of sand and water for development activities, which reduces transportation-related emissions;
- Minimizing flaring, which is assisted by the high oil-to-gas ratio of our product mix;
- Leveraging the use of longer laterals to reduce the surface impact of our development activities;
- Minimizing the use of chemical additives in our well completion fracking operations;
- Leveraging best-in-class equipment at our facilities to reduce vented emissions, including not using high-bleed pneumatic controllers, which is a major source of vented emissions; and
- Utilizing the best industry practices for drilling, well design and well casing to protect groundwater resources.

12

HEALTH & SAFETY

We are committed to building a safety culture that empowers employees and contractors to act as needed to work safely and to stop the job, without retribution, if conditions are deemed unsafe. We strive to be incident-free every day across our operations. We are focused on building and maintaining a safe workplace for all employees and contractors. The oil and gas industry has a number of inherent risks and our workers are often outdoors, in all seasons and all types of weather. In addition, our field personnel spend significant time driving on a daily basis, putting them at risk for driving incidents. A strong safety culture is essential to the Company's success, and we emphasize the important role that all personnel play in creating and maintaining a safe work environment.

We offer a wide range of training opportunities for employees and contractors to help them develop their skills and understanding of our health and safety policy and programs. In addition to teaching specific skills, these training opportunities encourage personal responsibility for safe operating conditions and help to build a culture of individual accountability for conducting job tasks in a safe and responsible manner.

COVID-19 Response

Our COVID-19 management plan was built around the need to support all employees in managing their personal and professional challenges. Frequent and transparent communications were the focus at every level of the organization. During the early stages of the pandemic, our management team directed the Company's response by implementing all relevant county, state and local government guidelines, directives and regulations. We developed and adopted work-from-home provisions and procedures, implemented safe working protocols for production teams, assessed and implemented appropriate return-to-office protocols, and provided timely and transparent communications to employees and key stakeholders.

In response to the COVID-19 pandemic, Ring began providing the following benefits to its employees:

- Covering the cost of COVID-19 testing through expanded insurance coverage;
- Promoting telehealth benefits;
- Promoting mental health and well-being plans; and
- Providing additional paid sick leave for quarantined employees.

RING ENERGY 2021 Proxy Statement 13

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") (CONT.)

SOCIAL

We strive to attract, develop and retain the best workforce in the industry as we recognize our future success is a direct result of their efforts. As such, we provide an attractive compensation and comprehensive benefits program, as well as a positive work environment designed to drive a culture of innovation. We support both Company identified and employee identified educational opportunities for employees to advance in their technical and managerial skills and to help provide opportunities to advance throughout our Company. Our support comes in the form of full or partial funding of educational programs and opportunities, including time off work to attend and/or prepare for such programs.

We will continue to promote honesty and integrity in all interactions with our employees and actively support the communities in which we operate with both our time and resources. We are also committed to continuously providing an inclusive work environment where all of our employees can be respected, valued, and successful in achieving their goals, all while contributing to the Company's success.

As of December 31, 2020, we had 41 full-time employees as well as a diverse group of independent contractors who assist our full-time staff in a range of areas including geology, engineering, land, accounting, and field operations, as needed. None are represented by labor unions or covered by any collective bargaining agreements.

Diversity and Inclusion

The unique backgrounds and experiences of our employees help to develop a wide range of perspectives that lead to better solutions. Our staff's diversity is reflected in our full-time employees where 22% are women and nearly one third represent minorities. The majority of our employees are citizens of the United States, with a few retaining dual citizenships in other countries. The employees who are not U.S. citizens are legally registered to live and work here and the Company is committed to helping those employees retain their ability to remain in the U.S. and continue their employment.

14

BOARD COMPOSITION AND EXPERIENCE 6 MEN 1 WOMAN DIVERSITY BY GENDER 6 INDEPENDENT 1 NOT INDEPENDENT DIVERSITY BY INDEPENDENCE DIVERSITY BY TENURE Years DIVERSITY BY AGE $YHUDJH $JH: 67 16 71+ 66-70 60-65 >5 1-5 <1

2021 Proxy Statement 17

At the Annual Meeting, the stockholders will elect seven directors named in this proxy statement to serve on our Board XQWLO WKH 2022 DQQXDO PHHWLQJ RU XQWLO WKHLU VXFFHVVRUV DUH GXO\ HOHFWHG DQG TXDOLHG. 8SRQ WKH UHFRPPHQGDWLRQ RI WKH 1RPLQDWLQJ, (QYLURQPHQWDO, 6RFLDO, DQG *RYHUQDQFH (1(6*) &RPPLWWHH RI WKH %RDUG1, our Board has nominated as directors the following seven individuals, each of whom is presently serving as a director. DIRECTORS The following table sets forth the names, ages, and titles, as of April 22, 2021, of each of our directors: Paul D. McKinney 62 &KDLUPDQ RI WKH %RDUG RI 'LUHFWRUV DQG &KLHI ([HFXWLYH 2FHU Anthony B. Petrelli 68 /HDG 'LUHFWRU John A. Crum 69 Director 5LFKDUG (. +DUULV 68 Director 7KRPDV /. 0LWFKHOO 61 Director Regina Roesener 61 Director Clayton E. Woodrum 81 Director We did not pay any third-party fees to assist in the process of identifying or evaluating candidates. Each nominee is currently a director on our Board and all directors were previously elected to our Board by our stockholders. Messrs. :RRGUXP DQG 3HWUHOOL MRLQHG WKH %RDUG LQ -DQXDU\ 2013. 0V. 5RHVHQHU MRLQHG WKH %RDUG LQ 6HSWHPEHU 2019. 0HVVUV. 0F.LQQH\, 0LWFKHOO, &UXP DQG +DUULV MRLQHG WKH %RDUG LQ 2FWREHU 2020. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve on our Board if elected. Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected; however, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board. 1Q 2021, WKH %RDUG FKDQJHG WKH QDPH RI WKH 1RPLQDWLQJ & &RUSRUDWH *RYHUQDQFH &RPPLWWHH WR WKH 1RPLQDWLQJ, (QYLURQPHQWDO, 6RFLDO DQG *RYHUQDQFH (1(6* ) &RPPLWWHH. 18 Independent Directors NAME AGEPOSITION Management Directors PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven directors named in this proxy statement to serve on our Board until the 2022 annual meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating, Environmental, Social, and Governance ("NESG") Committee of the Board[1], our Board has nominated as directors the following seven individuals, each of whom is presently serving as a director.

DIRECTORS

The following table sets forth the names, ages, and titles, as of April 22, 2021, of each of our directors:

NAME	AGE	POSITION
Management Directors		
Paul D. McKinney	62	Chairman of the Board of Directors and Chief Executive Officer
Independent Directors		
Anthony B. Petrelli	68	Lead Director
John A. Crum	69	Director
Richard E. Harris	68	Director
Thomas L. Mitchell	61	Director
Regina Roesener	61	Director
Clayton E. Woodrum	81	Director

We did not pay any third-party fees to assist in the process of identifying or evaluating candidates. Each nominee is currently a director on our Board and all directors were previously elected to our Board by our stockholders. Messrs. Woodrum and Petrelli joined the Board in January 2013. Ms. Roesener joined the Board in September 2019. Messrs. McKinney, Mitchell, Crum and Harris joined the Board in October 2020.

Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve on our Board if elected. Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected; however, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board.

[1] In 2021, the Board changed the name of the Nominating & Corporate Governance Committee to the Nominating, Environmental, Social and Governance ("NESG") Committee.

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BOARD COMMITTEES

Audit Committee	Compensation Committee	Nominating, Environmental, Social, and Governance Committee	Committee Chairperson	Lead Independent Director

Below are summaries of the background and business experience, attributes, qualifications, and skills of the current directors and director nominees of the Company:



Paul D. McKinney
Chairman of the Board of Directors and Chief Executive Officer

Age: 62
Director Since: 2020

Paul D. McKinney joined Ring on October 1, 2020 and his most recent role prior to joining the Company was President, CEO & Director of SandRidge Energy (NYSE:SD) ("SandRidge"). He accepted the post in January 2019 and continued there eleven months before resigning in December 2019. Prior to SandRidge, Mr. McKinney was President & Chief Operating Officer for Yuma Energy, Inc. **(NYSE:YUMA)("Yuma")** since April 2017 after serving as Yuma's Executive Vice President and Chief Operating Officer since October 2014. Mr. McKinney served as a petroleum engineering consultant for Yuma's predecessor from June 2014 to September 2014 and for Yuma from September 2014 to October 2014. Mr. McKinney served as Region Vice President, Gulf Coast Onshore, for Apache Corporation **(NYSE:APA)** ("**Apache**") from 2010 through 2013, where he was responsible for the development and all operational aspects of the Gulf Coast region for Apache. Prior to his role as Region Vice President, Mr. McKinney was Manager, Corporate Reservoir Engineering, for Apache from 2007 through 2010. From 2006 through 2007, Mr. McKinney was Vice President and Director, Acquisitions & Divestitures for Tristone Capital, Inc. Mr. McKinney commenced his career with Anadarko Petroleum Corporation **(NYSE:APC)("Anadarko")** and held various positions with Anadarko over a 23 year period from 1983 to 2006, including his last title as Vice President of Reservoir Engineering, Anadarko Canada Corporation. Mr. McKinney is a member of the board of directors for Pro-Ject Holdings, LLC a privately owned oil field chemical services company. He co-authored *Advanced Reservoir Engineering*, Gulf Professional Publishing, Elsevier, and SPE 75708, *Applied Reservoir Characterization for Maximizing Reserves, Growth, and Profitability in Tight Gas Sands: A paradigm Shift in Development Strategies for Low-Permeability Reservoirs*. Mr. McKinney entered the United States Air Force upon graduating from high school and continued in the United States Air Force Reserves while attending college. Mr. McKinney attended Louisiana Tech University and graduated with a Bachelor of Science degree in Petroleum Engineering in 1983.

Effective October 1, 2020, Mr. McKinney was appointed to the Board to fill a vacancy created from the resignation of prior directors. At that time, Mr. McKinney was appointed as Chairman of the Board and as Chief Executive Officer. Mr. McKinney was elected to the Board by the stockholders at the 2020 annual stockholders' meeting.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. McKinney should serve as director include his 37 years of experience in the oil and gas industry; his extensive experience in advanced reservoir engineering and economic evaluations, strategic planning, and pursuing strategic transactions; his corporate governance, compliance, and risk management experience; and his experience as a director of public and private companies.

RING ENERGY 2021 Proxy Statement 19

Anthony B. Petrelli
Lead Independent Director

Age: 68
Director Since: 2013

Anthony B. Petrelli is the President, Chairman, and Director of Investment Banking Services of NTB Financial Corporation, a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Additionally, Mr. Petrelli has served on the board of directors of Sensus Healthcare, Inc. **(NASDAQ:SRTS)** since July 2016. Mr. Petrelli received his Bachelor of Science in Business (Finance) and his Master of Business Administration (MBA) from the University of Colorado and a Master of Arts in Counseling from Denver Seminary.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Petrelli should serve as director include his experience and expertise in financial and business matters with significant involvement in corporate governance and financial matters; his service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee; and his board experience.

Board Committees:



John A. Crum
Independent Director

Age: 69
Director Since: 2020

John A. Crum is managing partner of JAC Energy Partners, LLC, formed to provide advice to companies and individual investors in oil and gas exploration and production. He has been involved with worldwide oil and gas development for more than 40 years. Mr. Crum currently serves as a director for: CHC Helicopters, a global supplier of rotorcraft services; Crestone Peak Resources, an unconventional resource developer concentrating on the DJ Basin; Forty Acres Energy, LLC, an oil company developing Permian basin waterflood assets; and the American Heart Association, Houston Division. He served as chief executive officer and director of Midstates Petroleum Company Inc. **(NYSE:MPO)**, from 2011 to 2014. Mr. Crum led the public offering completed in April 2012 and the subsequent expansion of the company with acquisitions totaling $1.3 billion. He directed a very active development program, increasing production to over 33,000 boepd in eighteen months. From 1995 to 2011, Mr. Crum served in a variety of executive roles for Apache Corporation **(NYSE:APA)**, including co-chief operating officer and president, North America, president Apache Canada Ltd., managing director Apache North Sea (UK), managing Director Apache Energy Ltd. (Australia), and executive vice president for Eurasia and worldwide new ventures. Earlier in his career, Mr. Crum held positions of responsibility for several independent exploration and production companies including vice president of engineering and operations of Aquila Energy Corporation, district and regional manager for Pacific Enterprises Oil Company, and district engineer roles for Southland Royalty Company. He began his career with Conoco in 1975. He has previously served as a director of the holding company for the listed **(NYSE:MEP)** midstream MLP, Midcoast Energy Partners, LP and for Coskata Inc., a private biofuel technology company. Mr. Crum has been active with industry groups serving on the boards of the Australian Petroleum Production and Exploration Association (APPEA), UK Offshore Operators Association (UKOOA), and Canadian Association of Petroleum Producers (CAPP) during assignments in those countries. He holds a Bachelor of Science degree in petroleum engineering from the New Mexico Institute of Mining and Technology.

Effective October 29, 2020, Mr. Crum was appointed to the Board to fill a vacancy created from the resignation of a prior director. Mr. Crum was elected to the Board by the stockholders at the 2020 annual stockholders' meeting.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Crum should serve as a director include his significant worldwide oil and gas experience; and his prior executive and Board experience.

Board Committees:

20

Richard E. Harris
Independent Director

Age: 68
Director Since: 2020

Richard E. Harris began his corporate career in 1981, joining The Standard Oil Company of Ohio (**"SOHIO"**) in the Treasury Department. SOHIO was acquired by British Petroleum plc (**"BP"**) in 1987. Mr. Harris continued to be assigned challenging positions with increasing responsibility within BP Finance and BP America Finance. Mr. Harris' achievements earned him a two year assignment in Belgium as a member of a team charged with integrating finance functions across Europe into BP Oil Europe in Brussels. In 1995, Mr. Harris left BP to join Compaq Computer Corporation in a newly created position where Mr. Harris developed and enhanced the company's global capabilities in corporate finance, financial planning, M&A pre-close analysis and post close evaluation as well as global treasury management. Compaq promoted Mr. Harris to Assistant Treasurer, Global Treasury in 1999 for his accomplishments. In 2003, Mr. Harris joined Cummins Inc.'s executive team as Vice President, Treasurer and led initiatives to develop best in class global treasury processes and procedures. Mr. Harris was also secretary of the Finance Committee of the Cummins Board of Directors and collaborated with the Board members on a frequent basis. Mr. Harris established a world class global treasury organization which supported the Cummins' businesses in 198 countries worldwide. Based on his performance as Treasurer, Mr. Harris was promoted to Vice President, Chief Investment Officer in 2008. Mr. Harris' team successfully developed, implemented and provided oversight for processes to source, evaluate, and execute the company's strategic acquisitions, investments, and joint ventures. In 2015, Mr. Harris retired to Austin, Texas. Mr. Harris received a Bachelor of Science in Mathematics and Master of Business Administration from John Carroll University.

Effective October 29, 2020, Mr. Harris was appointed to the Board to fill a vacancy created from the resignation of a prior director. Mr. Harris was elected to the Board by the stockholders at the 2020 annual stockholders' meeting.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Harris should serve as a director include his significant worldwide oil and gas experience; and his prior executive and Board experience.

Board Committees:

RING ENERGY 2021 Proxy Statement 21

Thomas L. Mitchell
Independent Director

Age: 61
Director Since: 2020

Thomas L. Mitchell is a strategic finance leader with a record of driving growth in energy business models as the chief financial officer of both large and small companies in the oil and gas industry. He has had a career of strong Fortune 500 experience with exploration and production companies, and broad energy exposure with offshore drilling and midstream gathering and marketing companies. In his last position as EVP and Chief Financial Officer of Devon Energy Corporation **(NYSE:DVN)** from 2014 to 2017, Mr. Mitchell lead the finance and business development organizations, and also helped the company successfully strengthen its asset quality through strategic acquisitions. Previously, Mr. Mitchell served as EVP and Chief Financial Officer and a member of the board of directors of Midstates Petroleum Company **(now NYSE:AMPY)**, a private equity-funded exploration and production company. While there, Mr. Mitchell helped lead the initial public offering listing of the company on the New York Stock Exchange in 2012. From November 2006 to September 2011, Mr. Mitchell was the Senior Vice President, Chief Financial Officer of Noble Corporation **(NASDAQ:NEBLQ)**, a publicly-held offshore drilling contractor for the oil and gas industry. Following his formal education, Mr. Mitchell began his career in public accounting with Arthur Andersen & Co. where he practiced as a CPA (currently inactive), then, in 1989 entered the oil and gas industry at Apache where he spent eighteen years in various finance and commercial roles the last being Vice President and Controller. Mr. Mitchell currently serves on the boards of Sundance Energy, Inc. **(OTC MKTS:SNDEQ)**, a public exploration and production company, and EPIC Midstream Holdings GP, LLC, a private midstream crude and NGL infrastructure company. He also serves on the board of Hines Global REIT, Inc., a public real estate investment trust which is in its final liquidation phase after a successful ten-year investment life. He previously served on the board of directors of EnLink Midstream Partners, LP and EnLink Midstream, LLC (NYSE:ENLC). Mr. Mitchell graduated from Bob Jones University with a B.S. in Accounting.

Effective October 23, 2020, Mr. Mitchell was appointed to the Board to fill a vacancy created from the resignation of a prior director. Mr. Mitchell was elected to the Board by the stockholders at the 2020 annual stockholders' meeting.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Mitchell should serve as a director include his significant financial background; his public accounting experience; and his prior performance of chief financial officer functions for both public and private companies; and his board experience.

Board Committees:



Regina Roesener
Independent Director

Age: 61
Director Since: 2019

Regina Roesener currently serves as the Chief Operating Officer, Director of Corporate Finance and a member of the board of directors of NTB Financial Corporation ("NTB"), a member firm of FINRA and also a Registered Investment Advisor with the SEC. During her more than 30-year tenure at NTB, Ms. Roesener has been involved in the capital raising efforts for numerous public and private companies, many of which were in the energy sector, collectively raising more than $300 million. This involves working closely with executive management of the issuing company to develop and deliver their investor presentations and road shows, utilizing long-standing strategic relationships with participating FINRA member firms. In addition, in her position at NTB, Ms. Roesener was responsible for the management of an internal market broker for a large, SEC registered public company, where she facilitated more than $500 million in transactions over 15 years. She has served as a board member of the National Investment Bankers Association and as a member of Women in Syndicate Association and has served as a board member for the Denver chapter of the March of Dimes. Ms. Roesener received her Bachelor of Science degree in Education from the University of Colorado in 1982.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Ms. Roesener should serve as director include her experience and knowledge in the areas of corporate finance and capital markets, which the Board believes will provide valuable insight and assistance in the future growth of the Company.

Board Committees:

22

Clayton E. Woodrum
Independent Director

Age: 81
Director Since: 2013

Clayton E. Woodrum, CPA, ABV, CVA, is a founding partner of Woodrum, Tate & Associates, PLLC a Certified Public Accounting firm registered in the State of Oklahoma. Mr. Woodrum provides tax, accounting, and consulting to a wide range of privately held businesses. In addition to these services, Mr. Woodrum also provides chief financial officer services to a number of privately held businesses. Mr. Woodrum also provides business valuation services, litigation support (including, financial analysis, damage reports, depositions, and testimony), estate planning, financing techniques for businesses, asset protection vehicles, sales and liquidation of businesses, and debt restructuring. His current clients include several privately held oil and gas exploration and production companies to which he provides tax and accounting advice. In his 50 years of financial experience, Mr. Woodrum has served as the Partner in Charge of a Tax Department of Peat, Marwick, Mitchell and Co., **(now KPMG)**. He also served as the Chief Financial Officer of Bank of Oklahoma Corp. **(NASDAQ:BOKF)** and Bank of Oklahoma, NA, a publicly held bank holding company and national bank. Prior to joining the board of Ring Energy, Inc. Mr. Woodrum served on the board of Arena Resources, Inc. and as Chairman of the audit committee of Arena. Mr. Woodrum received his Bachelor of Science in Business Administration and Accounting from Kansas State University.

The particular experience, qualifications, attributes, and skills that lead our Board to conclude that Mr. Woodrum, should serve as a director include his significant financial background; his public accounting and tax experience; and his prior performance as a director and CFO functions for both public and private companies.

Board Committees:

BOARD RECOMMENDATION ON PROPOSAL

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE. THE MANAGEMENT PROXY HOLDER WILL VOTE ALL PROPERLY SUBMITTED PROXIES FOR ELECTION OF EACH DIRECTOR UNLESS PROPERLY INSTRUCTED OTHERWISE.

RING ENERGY 2021 Proxy Statement 23

CORPORATE GOVERNANCE AND OUR BOARD

CORPORATE GOVERNANCE HIGHLIGHTS

RELATING TO THE BOARD	
Annual elections of the entire Board	Dedication to continuing director education
Majority independent directors	Dedication to diversity on the Board
Annual evaluations of the Board, each committee, and each director	Designated Lead Independent Director
Strict insider trading policy that prohibits hedging, pledging, and margin transactions in Company securities	Board committees comprised entirely of independent directors
Maintains corporate governance guidelines	Board oversees environmental, social, and governance practices
Company adopted Annual Say-On-Pay voting	Board oversees succession planning for the CEO and executive officer positions
Adopted director overboarding policy	Adopted officer and director stock ownership guidelines

RELATING TO STOCKHOLDER RIGHTS	
Equal voting rights among all stockholders	All stockholders entitled to vote on all director nominees
Ability of stockholders to call a special meeting (at a 10% threshold)	No poison pill or similar plan
Ability of stockholders to act by written consent	No supermajority voting requirements

We maintain a corporate governance section on our website that contains copies of the charters for the committees of our Board. The corporate governance section may be found at https://ringenergy.com/investors/governance. The charters for each of the Board's committees shall be provided to any person without charge, upon request. Requests may be directed to Ring Energy, Inc., Attention: Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd, Suite 900, The Woodlands, TX 77380, or by calling (281) 397-3699.

Also available on our website under the corporate governance section are copies of our Corporate Governance Guidelines, Code of Ethics and Environmental and Social Governance Program, which includes our Code of Business Conduct. We have adopted a Code of Ethics that applies to our Chief Executive Officer, Executive Vice Presidents, and Chief Financial Officer, as well as the principal accounting officer or controller, or persons performing similar functions to ensure the highest standard of ethical conduct and fair dealing. We have also adopted an Environmental and Social Governance Program covering a wide range of business practices and procedures that applies to all of our officers, directors, and employees to help promote workplace safety, health of our stakeholders, sound environmental practices, protection of human rights and honest and ethical conduct. The Code of Business Conduct covers standards for professional conduct, including, among others, conflicts of interest, insider trading, protection, proper use of confidential information and Company assets, and compliance with the laws and regulations applicable to the Company's business. Finally, we have adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities.

The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement.

24

OUR BOARD

Our Board currently consists of seven members. Our Charter and Bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held nine meetings during the fiscal year ending on December 31, 2020. During the fiscal year ending on December 31, 2020, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend our annual meetings of stockholders. At our last annual meeting of stockholders, all then serving members of our Board attended either in person or by video conference participation.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board is selected by the members of the Board. Our Board of Directors does not have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Currently, the positions of Chairman of the Board and Chief Executive Officer are currently held by Paul D. McKinney. The Board has determined that the current structure is effective in allowing Mr. McKinney to draw on his knowledge of the operations of the business and industry developments to provide leadership on the broad strategic issues considered by the Board. At the same time, the appointment of a Lead Independent Director with clearly defined responsibilities and authority, along with the Board's fully independent committees and substantial majority of independent directors, establishes an effective balance between management leadership and appropriate oversight by independent directors. Anthony B. Petrelli currently serves as the Lead Independent Director. Periodically, our NESG Committee assesses these roles and the board leadership structure to ensure the interests of Ring and its stockholders are best served.

LEAD INDEPENDENT DIRECTOR

In 2021 we amended our bylaws to provide for the election of a Lead Independent Director.

Duties of the Lead Independent Director

- Presides at all meetings of the Board at which the Chairman is not present and all executive sessions of the independent directors;
- Acts as advisor to CEO and direct liaison between CEO and independent directors;
- Plans, reviews, and approves Board meeting agendas and information presented to the Board;
- Calls meetings of the independent directors as appropriate;
- Contributes to annual CEO performance review and assists with succession planning;
- Consults the NESG Committee on the Board's evaluation process;
- Consults with the Audit Committee regarding internal controls and audit matters;
- Consults with the Compensation Committee regarding CEO, executive and employee compensation;
- Participates in consultations and direct communication with major shareholders and their representatives when appropriate; and
- Performs such other duties as the Board may determine from time to time.

Key Attributes of the Lead Independent Director

The Lead Independent Director is selected from among the non-employee directors. The NESG Committee and management discuss candidates for the Lead Independent Director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:

- Tenure;
- Previous service as a Board committee chair;
- Diverse experience;
- Participation in and contributions to activities of the Board; and
- Ability and willingness to commit adequate time to the role.

RING ENERGY 2021 Proxy Statement 25

CORPORATE GOVERNANCE AND OUR BOARD (CONT.)

ANNUAL BOARD EVALUATION

The NESG Committee is responsible for the Board evaluation process. In each fiscal year, the NESG Committee requests that the chairman of each committee report to the full Board about such committee's annual evaluation of its performance and evaluation of its charter. In addition, the NESG Committee receives comments from all directors and reports to the full Board with an assessment of the Board's and management's performance each fiscal year. In conducting its annual evaluation, our Board utilizes anonymous written questionnaires to solicit feedback on committee and board effectiveness, agenda topics and materials, appropriate delegation of issues to committees, and the appropriateness of board and committee materials. The NESG Committee's review process also includes an annual director self-evaluation that prompts each director to reflect and comment on his or her own individual performance and contributions to the Board and the Company.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The NESG Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

BOARD INDEPENDENCE

As required under the listing standards of the NYSE American, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. The standards relied upon by the Board in determining whether a director is "independent" are those set forth in the rules of the NYSE American. The NYSE American generally defines the term "independent director" as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE American rules, to determine "independence." In addition to the NYSE American criteria, in making the determination of "independence", the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment. Our NESG Committee evaluated all relevant transactions and relationships between each director then on the Board, and any of his or her family members, and the Company, senior management, and independent registered accounting firm. Based on this evaluation and the recommendation of our NESG Committee, our Board determined that Clayton E. Woodrum, Anthony B. Petrelli, Stanley M. McCabe, Regina Roesener, Richard A. Harris, John A. Crum and Thomas L. Mitchell were independent directors, as that term is defined in the listing standards of the NYSE American and that Paul D. McKinney is not independent.

Family Relationships and Involvement in Legal Proceedings

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or nominees for director and executive officers. In addition, there are no other arrangements or understandings between any of our directors or nominees for director and any other person pursuant to which any person was selected as a director or nominee for director.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings, and no judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any of our directors or nominees for

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director, and none of our directors or nominees for director have been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking, or insurance laws or regulations, and any disciplinary sanctions or orders imposed by a stock, commodities, or derivatives exchange or other self-regulatory organization, and none of our directors or nominees for director have been involved in any material proceedings in which they are adverse to the Company or have a material interest that is adverse to the Company.

BOARD RISK ASSESSMENT AND CONTROL

The Board considers risk oversight and management to be an integral part of its role. Our risk management program is overseen by our Board and its committees, with support from our management. Our Board utilizes an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks the Company faces, understanding of the level of risk appropriate for our Company, and the steps needed to manage those risks effectively. The involvement of all members of the Board in setting our business strategy is a key part of their overall responsibilities and, together with management, determines what constitutes an appropriate level of risk for our Company. Our Board believes that its practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, the committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk management, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy and performance.

INSIDER TRADING POLICY

Our Board has adopted a comprehensive Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws. The policy prohibits certain persons who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, our Insider Trading Policy also applies to family members, other members of a person's household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction.

Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities' price. Our Insider Trading Policy also prevents directors and executive officers from pledging our securities as collateral for loans or holding our securities in a margin account.

BOARD COMMITTEES

Our Board has established three standing committees, the composition and responsibilities of which are briefly described below. Our Board may establish other committees from time to time to facilitate our management.

Audit Committee

Compensation Committee

Nominating, Environmental, Social, and Governance Committee

Our Board has determined that the Compensation Committee, Audit Committee, and Nominating, Environmental, Social, and Governance Committee are comprised entirely of independent directors as required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may delegate certain duties and responsibilities to the committees it establishes.

RING ENERGY 2021 Proxy Statement 27

CORPORATE GOVERNANCE AND OUR BOARD (CONT.)

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING, ENVIRONMENTAL, SOCIAL, AND GOVERNANCE COMMITTEE
Paul D. McKinney			
Anthony B. Petrelli	Member		Chair
John A. Crum		Chair	Member
Richard E. Harris			Member
Thomas L. Mitchell	Member	Member	
Regina Roesener	Member		
Clayton E. Woodrum	Chair	Member	

Chair Member

Audit Committee

Pursuant to its charter, the Audit Committee's principal functions are as follows:

- Oversee the quality, integrity and reliability of our financial statements and other financial information we provide to any governmental body or the public;
- Select, hiring, and overseeing our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm;
- Oversee our independent auditor's qualifications and independence, and the performance;
- Oversee and our compliance with legal and regulatory requirements;
- Oversee our internal audit function, including oversight of our internal controls regarding finance, accounting, legal compliance and ethics;
- Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;
- Assess matters related to risk, risk controls and compliance;
- Produce the Audit Committee Report for inclusion in our annual proxy statement; and
- Perform such other functions our Board may assign to the Audit Committee from time to time.

During the 2020 fiscal year, from January through September, the Audit Committee was comprised of Mr. Woodrum, Mr. Petrelli and Ms. Roesener, with Mr. Woodrum acting as the chairman. In October 2020, the Board appointed Mr. Mitchell to the Audit Committee. Each of Messrs. Woodrum, Petrelli and Mitchell, and Ms. Roesener qualify as "independent directors" in accordance with the applicable regulations of the NYSE American definition of independent director set forth in the Company Guide, Part 8, Sections 803(A) and meet the more stringent requirements for members of a listed company's audit committee set forth in Section 803B(2) to the Company Guide. Our Board has further determined that Mr. Woodrum continues to be qualified as an "audit committee financial expert" as defined in Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee met four times during the fiscal year ending December 31, 2020. At each meeting, the Audit Committee was given the opportunity to meet in executive session separately with Mr. Broaddrick, our Chief Financial Officer, and our independent registered public accounting firm.

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Compensation Committee

Pursuant to its charter, the Compensation Committee's principal functions are as follows:

- Make recommendations regarding the compensation of the Chief Executive Officer;
- Approve, after considering the recommendation of the CEO, the compensation of the named executive officers;
- Review our compensation practices and policies to ensure that they provide appropriate motivation for corporate performance and increased stockholder value;
- Oversee the administration of the Company's stock and incentive compensation programs;
- Make recommendations to the Board regarding the adoption, amendment, or termination of equity compensation programs;
- Approve the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;
- Oversee the administration of our compensation plans and programs for employees and non-employees and directors;
- Periodically review human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities;
- Annually review a risk assessment of the Company's compensation policies and practices; and
- Perform such other functions as the Board may assign to the Compensation Committee from time to time.

In accordance with the rules of the NYSE American, the compensation of our Chief Executive Officer is recommended by the Compensation Committee to the Board (in a proceeding in which the Chief Executive Officer does not participate). Compensation for all other officers is recommended by the Chief Executive Officer for determination by the Compensation Committee.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has the sole authority to approve any consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. The Compensation Committee did not retain or utilize any compensation consultants for the fiscal year ending December 31, 2020. The Compensation Committee has retained a compensation consultant for the fiscal year ending December 31, 2021.

During the 2020 fiscal year, from January through September, the Compensation Committee was comprised of Messrs. McCabe and Woodrum, with Mr. McCabe acting as the chairman. In October 2020, the Board appointed Mr. Mitchell and Mr. Crum to the Compensation Committee, replacing Mr. McCabe, and appointed Mr. Crum as the chairman. Each member of the Compensation Committee during the fiscal year ending December 31, 2020 was an "independent director" as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held two meetings during the fiscal year ending December 31, 2020.

RING ENERGY 2021 Proxy Statement 29

CORPORATE GOVERNANCE AND OUR BOARD (CONT.)

Nominating, Environmental, Social and Governance Committee[1]

The Nominating, Environmental, Social, and Governance Committee's principal functions are as follows:

- Identify and recommend qualified candidates to the Board for nomination as members of the Board and its committees;
- In the event there is a vacancy on the Board, identify individuals that the committee believes are qualified to become directors in accordance with the Board membership criteria set forth in the committee's charter;
- Evaluate stockholder nominees for director submitted in accordance with the Company's bylaws;
- Periodically review with the Board the appropriate size of the Board and the requisite skills and characteristics of its members;
- Review the Board's committee structure and recommend to the Board the appointment of committee members and chairs;
- Develop and recommend to the Board corporate governance principles and policies applicable to the Company;
- Develop and recommend to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;
- Review and recommend to the Board proposed changes to the Company's charter and bylaws;
- Overseeing ESG policies, performance and disclosure, as well as developing recommendations for the Board on emerging issues related to our industry; and
- Perform such other functions as the Board may assign to the NESG Committee from time to time.

During the 2020 fiscal year, from January through September, the NESG Committee was comprised of Messrs. Petrelli and McCabe, with Mr. Petrelli acting as the chairman. In October 2020, the Board appointed Mr. Harris and Mr. Crum to the NESG Committee, replacing Mr. McCabe. Each member of the NESG Committee during the fiscal year ending December 31, 2020, was an "independent director" as defined in the applicable rules of the NYSE American and the SEC. The NESG Committee met two times during the fiscal year ending December 31, 2020.

[1] In 2021, the Board of Directors expanded the functions and renamed the committee to reflect our priorities associated with good governance and best practices regarding Environmental, Social and Governance (ESG) issues.

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DIRECTOR NOMINATIONS AND QUALIFICATIONS

Under its charter, the NESG Committee identifies qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and reviews and evaluates candidates recommended by our stockholders. The NESG Committee considers qualified candidates from several sources, including stockholder nominations. The NESG Committee may, but has not, retained an outside consultant to evaluate or assist in identifying or evaluating potential director candidates.

Any stockholders who would like to propose a nominee to the Board should submit such proposed nominee for consideration by the NESG Committee, including the proposed nominee's qualifications, to Ring Energy, Inc., Attention: Mr. Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380. Stockholders who meet certain requirements specified in our bylaws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in "Stockholder Proposals and Director Nominations for the 2022 Annual Meeting." There are no differences in the manner in which the NESG Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the incumbent directors.

Whether nominated by a stockholder or through the activities of the NESG Committee, the NESG Committee seeks to select candidates who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to our Board operations and effectively represent the interests of our stockholders.

The NESG Committee's assessment of candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as the Company's industry, and in general, business, technology, finance and accounting, marketing, international business, government, and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. A director's qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. The Committee also evaluates whether the candidate's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, technology, financial, marketing, governmental, or other areas of expertise, and assess the candidate's impact on Board dynamics and effectiveness. The Committee selects candidates that best suit the Board's current needs and recommends one or more of such individuals to the Board. Our membership criteria and a rigorous selection process help ensure that candidates recommended to the Board will effectively represent the best interests of our stockholders.

BOARD OF DIRECTORS DIVERSITY

The Board encourages a diversity of backgrounds among its members; however, it does not have a formal diversity policy with regard to the consideration of diversity in identifying director nominees. The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole with the talents, skills, diversity, and expertise to serve the long-term interests of the Company and our stockholders.

COMMUNICATIONS WITH OUR BOARD

Stockholders desiring to communicate with our Board, the independent directors, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380. Our Chief Executive Officer, Chief Financial Officer, or Corporate Secretary review each communication received from our stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter or the communication falls within the scope of matters generally considered by our Board.

RING ENERGY 2021 Proxy Statement 31

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our current executive officers as of April 22, 2021:

Paul D. McKinney

Please see "Proposal 1 - Election of directors" above for the biography of Mr. McKinney.



Marinos Baghdati
Executive Vice President of Operations

Age: 44

Marinos Baghdati joined Ring on October 1, 2020 and has spent his career focused on all aspects of Oil & Gas Operations, from starting with a proposed location to drill and following through to product being sold. Most recently Mr. Baghdati served as Vice President – Operations at Sandridge Energy. Prior to Sandridge Energy, he served in various roles as a drilling, completions, production and facility engineer for both private equity firms and publicly traded companies. Mr. Baghdati has extensive experience primarily in the Permian Basin of West Texas, but it extends to South Texas, Louisiana, Mississippi, Colorado and Oklahoma. His experience also includes deep-water, international drilling and completions off the coasts of Israel and Cyprus in the Mediterranean Sea for Noble Energy.

Mr. Baghdati received a Bachelor of Science degree in Petroleum Engineering and a Master of Science degree in Mathematics & Statistics from Texas Tech University.



Stephen D. Brooks
Executive Vice President of Land, Legal, Human Resources and Marketing

Age: 65

Stephen D. Brooks joined Ring on October 1, 2020 and most recently held the position of Vice President of Land, Legal, People & Culture and Corporate Services with SandRidge Energy, Inc. Mr. Brooks served in these various capacities from May 2019 to April 2020. Prior to employment at SandRidge, Mr. Brooks served as Vice President of Land for both Yuma Energy, Inc. from February 2016 to May 2019, and for the Gulf Coast Region of Duncan Energy Company from 2000 to 2015, where at both of these companies he was responsible for all land department functions. Prior to becoming the Vice President, Mr. Brooks was the Land Manager for the Gulf Coast Region of Duncan from 1991 to 2000. Before spending 24 years with Duncan, Mr. Brooks was the Land Manager Gulf Coast Region for Ladd Petroleum Corporation from 1984 to 1990, when he became Ladd's Exploration Manager until 1991. Mr. Brooks also held landman positions at Patrick Petroleum Corporation, Santa Fe Energy Company and started his career in 1977 with Shell Oil Company.

Mr. Brooks is a Certified Professional Landman and a member of the American Association of Professional Landmen. Mr. Brooks holds a BBA in Petroleum Land Management from The University of Texas at Austin.

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Alexander Dyes

Executive Vice President of Engineering and Corporate Strategy

Age: 36

Alexander Dyes joined Ring on October 1, 2020 and has a well-rounded background in both conventional and unconventional plays with over 14 years of multi-disciplined experience in oilfield operations, reservoir engineering, economic evaluation, capital allocation, risk assessment, strategic planning, and business development. Most recently Mr. Dyes served as Vice President – A&D at Sandridge Energy. Prior to Sandridge, he worked at Yuma Energy from late 2014 to early 2019 where he served as Vice President of A&D/Engineering from 2016-2019. He began his career at Apache Corporation and worked in various roles of increasing responsibility from 2007 to 2014 including his last role as a lead asset Senior Reservoir Engineer in Apache's Permian Region. During his career he has led multi-discipline teams charged with identifying upside, optimizing vertical and horizontal development programs, reducing costs, and improving returns. He has direct experience in drilling, completions, production operations and reservoir engineering in most of the U.S. major active basins and horizontal plays. Mr. Dyes is bilingual in Spanish and brings a multicultural background as he was born and raised in Bogota, Colombia.

Mr. Dyes received a Bachelor of Science degree in Petroleum Engineering from the University of Texas at Austin with a minor in Business Foundations from McCombs School of Business.



Travis T. Thomas

Executive Vice President, Chief Financial Officer, Corporate Secretary & Treasurer

Age: 43

Travis T. Thomas joined Ring on October 26, 2020 and most recently held the position of Executive Vice President, Treasurer and Chief Accounting Officer of Paradox Resources, LLC, a private exploration, development and production company focused on the Paradox Basin of Utah and Colorado with complementary midstream assets. Prior to Paradox, Mr. Thomas served as Vice President of Finance/Controller with Yuma Energy, Inc. from February 2016 through February 2019. From March 2012 through January 2016, he held a variety of financial management roles at New Prospect Company, an oil and gas consulting firm specializing in wellsite supervision, engineering, energy services and construction, and was named Vice President of Finance in June 2015. Prior to New Prospect, Mr. Thomas held similar financial roles at Highland Oil and Gas and Equity Associates, Inc.

Mr. Thomas holds a Bachelor of Business Administration degree with a major in finance from the Red McCombs School of Business at the University of Texas in Austin.

RING ENERGY 2021 Proxy Statement 33

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Committee, appointed by our Board, assists the Board in performing its responsibilities relating to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee is responsible for our incentive compensation programs, which include programs for our executive management team, including the Named Executive Officers listed below. (See "Setting Executive Compensation and Evaluating Named Executive Officer Performance" below).

This Compensation Discussion and Analysis provides an overview of our compensation policies and programs and explains our compensation objectives, policies and practices with respect to individuals deemed to be our "Named Executive Officers" under SEC rules, each of whom is identified in the table below. This includes all individuals who served as the Company's principal executive and principal financial officers during 2020, our former principal executive officer who separated from the Company in 2020, and the three other most highly compensated executive officers serving at the end of the fiscal year:

NAME	PRINCIPAL POSITION
Paul D. McKinney	Chief Executive Officer and Chairman of the Board, effective October 1, 2020
Stephen D. Brooks	Executive Vice President of Land, Legal, Human Resources and Marketing, effective November 30, 2020
Kelly Hoffman	Former Chief Executive Officer, effective January 1, 2013 through October 1, 2020
William R. Broaddrick	Former Chief Financial Officer, effective July 1, 2012 through March 24, 2021
David A. Fowler	Former President, effective January 1, 2013 through December 31, 2020
Daniel D. Wilson	Former Executive Vice President, effective January 1, 2013 through December 31, 2020

This section also provides an explanation of our Compensation Committee's rationale for structuring our executive compensation program, which is designed to align the interests of Named Executive Officers with our stockholders, as well as to provide our Named Executive Officers with incentives to achieve the Company's goals and objectives that will ultimately enhance value to our stockholders. Finally, this section identifies the elements of compensation for our Named Executive Officers for the fiscal year ending December 31, 2020.

This section omits tables and columns if there has been no compensation awarded to, earned by, or paid to any of the Named Executive Officers or directors required to be reported in such table or column in any fiscal year covered by such table.

EXECUTIVE TEAM TRANSITIONS

During the last quarter of 2020 and the first quarter of 2021, several executives joined the Company and others moved on to new opportunities. To ensure a smooth transition between the outgoing and incoming executives, the Board approved certain limited termination benefits, described in more detail below.

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Chief Executive Officer Transition

As previously disclosed, effective October 1, 2020, Mr. Hoffman resigned as Chief Executive Officer and Mr. McKinney assumed the role as his successor. In connection with Mr. Hoffman's resignation, he received a lump sum payment equal to three months' severance (or $83,333) and accelerated vesting on 181,095 shares of restricted stock. A description of the terms of Mr. McKinney's employment agreement can be found under the heading, "Employment Agreements" following the Summary Compensation Table below.

Chief Financial Officer Transition

As previously disclosed, effective March 24, 2021, Mr. Broaddrick resigned as Chief Financial Officer and Travis Thomas, who previously served as the Company's Vice President of Finance, was promoted to Chief Financial Officer as his successor, effective March 24, 2021. Mr. Broaddrick, who has served the Company as Chief Financial Officer since its reverse merger with Stanford Energy in 2012, continues in a transition support role on an as-needed basis. In connection with Mr. Broaddrick's resignation, he received a lump sum payment equal to four months' severance (or $65,000) and accelerated vesting on 89,840 shares of restricted stock.

Other Executive Transitions

As previously disclosed, effective December 31, 2020, Mr. Fowler resigned as President, and Mr. Wilson resigned as Executive Vice President and Chief Operating Officer. Upon his resignation as President, Mr. Fowler transitioned into a new role, providing investor relations and business development consulting services to the Company. In connection with Messrs. Fowler and Wilson's resignations, each received a lump sum payment equal to three months' severance (or $56,250) and accelerated vesting on 89,840 shares of restricted stock.

In addition, Mr. Brooks joined the Company in October 2020 and was promoted to Executive Vice President of Land, Legal, Human Resources and Marketing, effective November 30, 2020. A description of the terms of Mr. Brooks' employment agreement can be found under the heading "Employment Agreements" following the Summary Compensation Table below.

2020 PERFORMANCE HIGHLIGHTS

As the COVID-19 pandemic made its impact on the world economy during 2020, and in particular its impact on oil and gas commodity prices, energy companies were compelled to alter operating plans, budgets and goals established at the beginning of the year to respond to unprecedented conditions the pandemic imposed on the oil and gas industry for the rest of the year. Ring, like many other companies, immediately took steps to ensure the health and safety of our employees and contractors and further responded by implementing cost control measures, including staffing reductions, temporarily suspending production on a portion of our operated properties, and by curtailing and redirecting our capital expenditures. Additionally, the Board, recognizing the lack of investor appreciation of the Company's historical operating success and unique market position, took decisive action after completing a strategic evaluation of alternatives for increasing stockholder value. When combining these initiatives, the Company significantly reduced operating costs, restored production levels and generated free cash flow all four quarters allowing Ring to significantly reduce its outstanding debt balance and increase liquidity as we exited the year.

Key highlights of our 2020 Performance are listed below.

- **$253.4 Million Net Loss** – Reported a net loss for full year 2020 of $253.4 million, or $3.48 per diluted share, and Adjusted Net Income[1] of $20.7 million, or $0.28 per diluted share, for full year 2020.
- **$86.1 Million Adjusted EBITDA** – Generated Adjusted EBITDA[1] of $86.1 million for full year 2020.
- **$39.7 Million in Free Cash Flow** – Produced significant Free Cash Flow[1] of $39.7 million for full year 2020 and remained cash flow positive every quarter even with the recent resumption of development drilling in Q4 2020;
- **$72.2 Million in Net Cash Provided by Operating Activities** – Generated Net Cash Provided by Operating Activities for the twelve months ended December 31, 2020 of $72.2 million.
- **8,790 Boe/d Average Net Sales** – Net sales for full year 2020 were 8,790 Boe/d, or 3,217,278 Boe, comprised of 2,801,528 Bbls of oil and 2,494,502 Mcf of natural gas.
- **$10.52 per Boe Lifting Costs** – Decreased lifting cost by 8% to $10.52 per Boe for full year 2020 and LOE by 25% to $33.8 million.

[1]A non-GAAP financial measure; see end of this document for reconciliations to the most comparable GAAP measures.

RING ENERGY 2021 Proxy Statement 35

COMPENSATION POLICY HIGHLIGHTS

Emphasize alignment of interest with stockholders through greater percentage of equity compensation out of total compensation	Policy adopted requiring "second trigger" on accelerated vesting of equity awards in the event of a change in control established in each award agreement
Long-term vesting and transfer restriction provisions on all equity awards	Established clawback policy on equity awards
Policy adopted prohibiting cash buyouts of underwater options	Equity compensation plan does not contain an evergreen provision
Equity compensation plan prohibits option repricing without stockholder approval	Officers and directors prohibited from entering into hedging transactions in our securities

OBJECTIVES AND PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation programs are intended to achieve two objectives. The primary objective is to enhance stockholder value. The second objective is to attract, motivate, reward, and retain employees, including executive personnel, who contribute to the long-term success of the Company and the enhancement of stockholder value. As described in more detail below, our current executive compensation program for Named Executive Officers includes three major elements: (1) a base salary, (2) discretionary annual bonuses, and (3) discretionary equity awards.

The Company believes that each element of its executive compensation program helps to achieve one or both of the Company's compensation objectives outlined above. Our executives' compensation is based on individual and Company performance and designed to attract, retain, and motivate highly qualified executives while creating a strong connection between financial and operational performance and stockholder value, which is exemplified in the mix of the compensation that we provide to our Named Executive Officers.

In furtherance of our objective to align executive compensation with stockholder value, a significant portion of our Named Executive Officers' historical compensation was in the form of equity awards. We believe that this structure maximizes the alignment of interests of officers, directors, and employees with those of stockholders through an increased equity stake in the Company and directly correlating the value of compensation with the Company's long-term stock performance. We believe that our compensation program provides our officers, directors, and employees with a strong incentive to generate gains in market value for our stockholders by placing a significant portion of their compensation at risk of diminished value in the event of poor stock performance.

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a number of factors, including: experience and retention considerations; past performance; improvement in historical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ompany also awards stock options and restricted stock grants to promote long-term value creation for stockholders and to retain talented executives for an extended period. 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The Company has engaged an outside compensation consultant to assist the Compensation Committee and ensure the Company’s 2021 compensation practices are aligned with our Stockholder’s interests and conform to industry best practices. The Compensation Committee will work with the outside compensation consultant to consider enhancements to the Company’s current compensation program, such as adopting performance-based restricted stock awards. 6HWWLQJ ([HFXWLYH &RPSHQVDWLRQ DQG (YDOXDWLQJ 1DPHG ([HFXWLYH 2FHU 3HUIRUPDQFH Our executive compensation programs are determined and approved by our Compensation Committee based on a FRPSUHKHQVLYH HYDOXDWLRQ RI WKH &RPSDQ\V DQG LQGLYLGXDO H[HFXWLYH RFHUV SHUIRUPDQFH, DV ZHOO DV FRQVLGHUDWLRQ of industry compensation data reviewed by the Compensation Committee. The Compensation Committee takes into FRQVLGHUDWLRQ WKH UHFRPPHQGDWLRQV E\ RXU &KDLUPDQ RI WKH %RDUG DQG RXU &KLHI ([HFXWLYH 2FHU (DV WR WKH FRPSHQVDWLRQ RI H[HFXWLYH RFHUV RWKHU WKDQ WKH &KLHI ([HFXWLYH 2FHU). 1RQH RI WKH 1DPHG ([HFXWLYH 2FHUV DUH PHPEHUV RI WKH Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve WKH &RPSDQ\V JRDOV DQG REMHFWLYHV UHODWLYH WR WKH FRPSHQVDWLRQ RI WKH 1DPHG ([HFXWLYH 2FHUV, DQG WR GHWHUPLQH DQG approve (either as a committee or with the other members of the Company’s Board who qualify as “independent directors” XQGHU DSSOLFDEOH JXLGHOLQHV DGRSWHG E\ WKH 1<6( $PHULFDQ) WKH FRPSHQVDWLRQ RI RXU 1DPHG ([HFXWLYH 2FHUV. For purposes of evaluating performance, our Compensation Committee, in consultation with our management and the Board, sets performance goals and objectives for the Company, regularly assesses progress towards meeting such goals and objectives WKURXJKRXW WKH \HDU, DQG GHWHUPLQHV WKH DSSURSULDWH FRPSHQVDWLRQ IRU HDFK RI RXU 1DPHG ([HFXWLYH 2FHUV. 7KH &RPSHQVDWLRQ &RPPLWWHH HYDOXDWHV YDULRXV IDFWRUV LQ GHWHUPLQLQJ WKH DSSURSULDWH FRPSHQVDWLRQ IRU HDFK RI RXU 1DPHG ([HFXWLYH 2FHUV. ROLE OF STOCKHOLDER SAY-ON-PAY ADVISORY VOTE In determining 2020 executive compensation, the Compensation Committee considered the approval received from the stockholders of the say-on-pay vote at the last annual meeting. Based on the results of the say-on-pay vote, the Company has continued to focus on ensuring our executive compensation program is designed primarily to align the interests of our executives with stockholders and incentivize our management to achieve the Company’s objectives and goals. The Company is developing a plan to communicate with its stockholders in 2021 to gather feedback on the Company’s performance and executive compensation program. 38

As illustrated by the table above, base salary is primarily intended to attract and retain qualified executives who have significant industry knowledge, experience, and expertise. This is the element of the Company's current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as to provide stability in the Named Executive Officer's compensation and discourage excessive risk-taking. Base salaries are reviewed annually and take into account a number of factors, including: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and stockholder value, and, therefore, the value of these benefits is based on performance. The Company's non-equity incentive compensation plan is primarily intended to motivate and reward Named Executive Officers' performance to achieve specific strategies and operating objectives, as well as improved financial performance. The Company also awards stock options and restricted stock grants to promote long-term value creation for stockholders and to retain talented executives for an extended period.

Peer Review, Benchmarking and Compensation Consultant

The Compensation Committee reviews, evaluates, and benchmarks the compensation practices of "compensation peer" companies, which include Callon Petroleum Company, Earthstone Energy, Inc., Laredo Petroleum, Inc., Abraxas Petroleum Corporation and Contango Oil & Gas Company, all of which are in the oil and natural gas exploration and production industry. The Compensation Committee also reviews and considers oil and gas industry compensation surveys and related materials. This information is used only as a reference and not to establish compensation benchmarks, as Ring does not benchmark executive compensation to a specific percentile within the compensation peer group.

The Compensation Committee believes that non-equity incentive compensation and equity incentive compensation should fluctuate with the Company's success in achieving financial, operating, and strategic goals. The Committee's philosophy is that the Company should continue to use long-term incentive compensation such as stock options and restricted stock awards to align stockholders' and executives' interests and should allocate a much greater portion of an executive's compensation package to long-term compensation. Based on this belief, the Compensation Committee reviews the performance of the Company's executive officers throughout the year to evaluate the performance of each executive officer relative to the performance of the Company and the progress in meeting the Company's goals and objectives.

The Company has engaged an outside compensation consultant to assist the Compensation Committee and ensure the Company's 2021 compensation practices are aligned with our Stockholder's interests and conform to industry best practices. The Compensation Committee will work with the outside compensation consultant to consider enhancements to the Company's current compensation program, such as adopting performance-based restricted stock awards.

Setting Executive Compensation and Evaluating Named Executive Officer Performance

Our executive compensation programs are determined and approved by our Compensation Committee based on a comprehensive evaluation of the Company's and individual executive officer's performance, as well as consideration of industry compensation data reviewed by the Compensation Committee. The Compensation Committee takes into consideration the recommendations by our Chairman of the Board and our Chief Executive Officer (as to the compensation of executive officers other than the Chief Executive Officer). None of the Named Executive Officers are members of the Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve the Company's goals and objectives relative to the compensation of the Named Executive Officers, and to determine and approve (either as a committee or with the other members of the Company's Board who qualify as "independent directors" under applicable guidelines adopted by the NYSE American) the compensation of our Named Executive Officers.

For purposes of evaluating performance, our Compensation Committee, in consultation with our management and the Board, sets performance goals and objectives for the Company, regularly assesses progress towards meeting such goals and objectives throughout the year, and determines the appropriate compensation for each of our Named Executive Officers. The Compensation Committee evaluates various factors in determining the appropriate compensation for each of our Named Executive Officers.

ROLE OF STOCKHOLDER SAY-ON-PAY ADVISORY VOTE

In determining 2020 executive compensation, the Compensation Committee considered the approval received from the stockholders of the say-on-pay vote at the last annual meeting. Based on the results of the say-on-pay vote, the Company has continued to focus on ensuring our executive compensation program is designed primarily to align the interests of our executives with stockholders and incentivize our management to achieve the Company's objectives and goals. The Company is developing a plan to communicate with its stockholders in 2021 to gather feedback on the Company's performance and executive compensation program.

38

Our Board and Compensation Committee utilizes the "say-on-pay" vote as an additional guide to ensure our executive compensation programs are aligned with the interests of our stockholders. Our Compensation Committee will continue to evaluate the Company's compensation program to ensure competitiveness, the alignment of the Company's executive compensation with stockholders' interests and to meet other compensation objectives.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS FOR 2020

Performance Objectives and Goals

Our Compensation Committee believes that our executive compensation program has played a significant role in our ability to enhance our stock's value based upon our capital discipline and paydown of debt, in addition to our continued commitment to meeting our objectives and goals.

Our Compensation Committee considered the following 2020 performance measures in determining the 2020 compensation of our Named Executive Officers:

- **Ensured the Health and Safety of the Company's Employees and Contractors** – Our COVID-19 management plan was built around the need to support all employees in managing their personal and professional challenges. Frequent and transparent communications were the focus at every level of the organization from those on the front lines to those in our corporate offices. During the early stages of the pandemic, Ring's management team directed the Company's overall COVID-19 pandemic response by implementing all relevant county, state and local government guidelines, directives and regulations, and developed and adopted work-from-home provisions and procedures, implemented safe working protocols for production teams and office personnel, assessed and implemented appropriate return-to-office protocols, and provided timely and transparent communications to employees and key stakeholders. Additionally, Ring began covering the cost of COVID-19 testing through expanded insurance coverage, promoting telehealth benefits for our employees, promoting mental health and well-being plans, and providing additional paid sick leave for quarantined employees.
- **Reported a Net Loss for Full Year** – The Company reported a net loss for full year 2020 of $253.4 million, or $3.48 per share, and Adjusted Net Income of $20.7 million, or $0.28 per share. For the full year 2019, Ring reported net income of $29.5 million, or $0.44 per share, and Adjusted Net Income of $34.3 million, or $0.51 per share. The Company generated Adjusted EBITDA of $86.1 million, or $1.18 per diluted share, for the full year 2020 compared to $121.4 million, or $1.82 per diluted share, in 2019, with the decline driven primarily by lower realized pricing and sales volumes, partially offset by targeted cost reductions and increased operational efficiencies.
- **Significantly Reduced Lease Operating Costs** – For the full year 2020, LOE decreased 25% to $33.8 million from $45.1 million for full year 2019, and 8% on a per BOE basis from $11.42 in 2019 to $10.52 for 2020. Driving the year-over-year decrease was the Company's focus on cost reductions during the pandemic-induced downturn. This included reducing overhead, expensive repairs, and the conversion of 29 electrical submersible pumps to rod pumps, which have an overall lower operating cost. In addition, artificial lift optimization has continued to reduce overall well failure rates, resulting in lower well downtime and further reductions to operating costs.
- **Produced Significant Free Cash Flow** – Ring generated $39.7 million of Free Cash Flow for full year 2020, including $12.7 million in the fourth quarter and remained cash flow positive for the fifth consecutive quarter even with the recent resumption of development drilling in Q4 2020. Revenues for 2020 totaled $113.0 million compared with $195.7 million in 2019, with the reduction due primarily to decreases in commodity prices and sales volumes. Cash Flow from Operations for the twelve months ended December 31, 2020 was $69.7 million.
- **Significantly Reduced Outstanding Debt and Increased Liquidity** – Ring paid down $75 million of debt from the maximum amount drawn during full year 2020, including $47 million in the fourth quarter. Total liquidity on December 31, 2020 was $40.6 million, consisting of cash and cash equivalents of $3.6 million and $37.0 million of availability under Ring's revolving bank credit facility. At December 31, 2020, the Company had $313 million in borrowings on its revolving credit facility, which has a current borrowing base of $350 million.
- **Reduced Capital Expenditures and Improved Capital Efficiency** – Ring's original plan for 2020 included drilling 18 horizontal wells on the Northwest Shelf and performing workovers and extensive infrastructure projects on its Northwest Shelf, Central Basin Platform and Delaware Basin assets. Four of the 18 wells were drilled and completed in the first quarter. However, in early March, due to an uncertain commodity outlook primarily due to the COVID-19 pandemic, the Company suspended its drilling and completion activities. During full year 2020, Ring drilled 6 successful wells with 2 in the fourth quarter, performed 29 CTR projects, including eight in the fourth quarter. Capital expenditures for full year 2020 totaled $30.0 million.
- **Raised Capital and Resumed Drilling Operations** – Ring completed public and registered direct offerings aggregating $20.8 million of gross proceeds with net proceeds of $19.4 million that provided the necessary liquidity to resume drilling operations. In early December 2020, the Company initiated a targeted Northwest Shelf drilling program of eight to ten wells that focuses on the Company's most attractive drilling inventory in Yoakum County, Texas, supported by a rising oil price environment.

RING ENERGY 2021 Proxy Statement 39

The Compensation Committee reviewed the performance of our Named Executive Officers in conjunction with the Company's performance objectives for 2020. The Compensation Committee also took into consideration other circumstances in determining executive compensation including, without limitation, changes in commodity prices, market conditions, supply and demand, weather conditions, governmental regulation, and other factors. The Compensation Committee determined that, despite volatile commodity prices, the Company exceeded the objectives and goals for 2020 and tied the compensation (as discussed below) to the Company's performance. Below is a discussion of the compensation of each of our Named Executive Officers under our compensation program, which should be read in conjunction with the "Summary Compensation Table."

Base Salaries

The Compensation Committee believes base salary is an integral element of executive compensation to provide executive officers with a base level of monthly income. We provide all of our employees, including our Named Executive Officers, with an annual base salary to compensate them for their services to the Company. Similar to most companies within the industry, our policy is to pay Named Executive Officers' base salaries in cash.

The base salary of each Named Executive Officer is reviewed annually, with the salary of the Chief Executive Officer being recommended by the Compensation Committee and approved by the Board and the salaries of the other executive officers being determined and approved by the Compensation Committee after consideration of recommendations by the Chairman of the Board and Chief Executive Officer. The Compensation Committee analyzes many factors in its evaluation of our Named Executive Officers' base salary, including the experience, skills, contributions, and tenure of such officer with the Company and such executive officers' current and future roles, responsibilities, and contributions to the Company.

Our Named Executive Officers are entitled to the following annual base salaries in 2020. No Named Executive Officer was eligible for a base salary increase in 2021.

NAME	2020 BASE SALARY RATE ($) (EFFECTIVE JANUARY 1, 2020)
Paul D. McKinney(1)	480,000
Stephen D. Brooks(1)	290,000
Kelly Hoffman(2)	265,000
William R. Broaddrick(2)	195,000
David A. Fowler(2)	225,000
Daniel D. Wilson(2)	225,000

(1)As described above in more detail under "Executive Teams Transitions" Messrs. McKinney and Brooks were hired by the Company on October 1, 2020 and subsequently appointed the Company's Chief Executive Officer and Executive Vice President of Land, Legal, Human Resources and Marketing, respectively. Each executive's 2020 base salary rate became effective October 1, 2020.

(2)Mr. Hoffman resigned from his position as Chief Executive Officer on October 1, 2020 and only received a prorated amount of his base salary through such date. Messrs. Hoffman, Fowler and Wilson did not work in 2021 and thus did not receive any base salary in 2021. Mr. Broaddrick resigned effective March 24, 2021 and only received a prorated amount of his base salary through such date.

Non-Equity Incentive Compensation and Bonus

The Company's payment of non-equity incentives has been discretionary and is largely based on the recommendations of the Compensation Committee. Cash incentive bonuses are designed to provide our executive officers with an incentive to achieve the Company's business goals and objectives and are tied to the performance of the Company. Cash bonuses have not been, and are not expected to be, a significant portion of the Company's executive compensation package. Cash bonuses are determined for Named Executive Officers based on the Company's performance for the year of performance, the officer's individual performance in the year of performance, the officer's expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies.

In December 2020, the Compensation Committee recommended cash bonuses to Messrs. Fowler, Wilson and Broaddrick totaling $25,800 related to services performed in 2020. In February 2021, the Compensation Committee recommended additional bonuses related to services performed in 2020 for Messrs. McKinney, Broaddrick and Brooks totaling $177,453.

Effective with their hiring dates, Messrs. McKinney and Brooks were approved for cash sign-on bonuses of $54,000 and $23,565, respectively. The 2020 non-equity incentive compensation is reported in the "Bonus" column of the "Summary Compensation Table" for each Named Executive Officer.

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Equity-Based Compensation – Stock Options and Restricted Stock Awards

A significant component of our executive compensation program is equity-based compensation. It is our policy that the Named Executive Officers' long-term compensation should be directly linked to enhancing stockholders' value. Accordingly, the Compensation Committee grants to the Company's Named Executive Officers equity awards under the Company's LTIP designed to link an increase in stockholder value to compensation. The purpose of granting equity-based compensation is to incentivize and reward the Company's executive officers for the Company's achievement of its objectives and goals and the individual's contribution to meeting such goals and objectives and to encourage continued dedication to the Company by providing executives with meaningful ownership interests in the Company.

In 2020, the Company granted Messrs. McKinney and Brooks 300,000 and 200,000 shares of restricted stock, respectively, as sign-on awards under LTIP and the executives' employment agreements.

Non-qualified stock options and restricted stock granted to Named Executive Officers and other key employees granted prior to 2020 vest ratably over five years. All restricted stock granted during 2020 vests ratably over three years. The Compensation Committee believes that the grant of equity awards encourages Named Executive Officers to continue to use their best professional skills and helps to retain Named Executive Officers for longer terms.

Grants are determined for Named Executive Officers based on performance in the prior year, expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies. Awards may be granted to new key employees or Named Executive Officers on their respective hire dates. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Compensation Committee met and proper communication was made to the Named Executive Officer or key employee as defined in the definition of grant date by generally accepted accounting principles. Exercise prices are equal to the value of the Company's stock on the close of business on the determined grant date. The Company has no program or practice to coordinate timing of grants with release of material, nonpublic information.

The grant date fair value of awards made to our Named Executive Officers in the past three years as determined under generally accepted accounting principles is shown in the "Summary Compensation Table" below.

Employment Agreements and Severance

Effective with their hiring dates, Messrs. McKinney and Brooks entered into employment agreements with the Company. As described in detail and quantified in "Potential Payments Upon Termination or Change in Control," Messrs. McKinney and Brooks receive certain benefits under their employment agreements upon their termination by the Company without "cause" or upon their resignation for "good reason," including such terminations in connection with a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company's employees and customers. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. No other Named Executive Officer is party to an employment agreement and no Named Executive Officer is party to an agreement containing an excise tax gross-up provision. A description of the termination benefits received by Messrs. Hoffman, Wilson and Fowler can be found under the heading "Executive Team Transitions" in the Compensation Discussion and Analysis section above.

Pension Plans, Non-Qualified Deferred Compensation Plans and Change in Control Agreements

The Company did not have any pension plans, non-qualified deferred compensation plans or single trigger change in control agreements for any of its Named Executive Officers for the year ended December 31, 2020.

Other Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

We maintain a 401(k) plan for eligible employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended, or the Code. The plan allows eligible employees to make pre-tax or after-tax contributions of up to 100% of their annual eligible compensation. The Company makes matching contributions of up to 6% of any employee's compensation.

RING ENERGY 2021 Proxy Statement 41

MANAGEMENT STOCK OWNERSHIP GUIDELINES

In April 2021, our Board approved stock ownership guidelines for our non-employee directors, Chief Executive Officer and Named Executive Officers. The management stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our executive officers through specified stock ownership levels based on a multiple of base salary, as shown in the table below. After becoming subject to the stock ownership guidelines, executives have three years to reach the stock ownership goal. Until an executive meets the guideline, he or she must hold two-thirds of the net shares acquired upon the vesting of equity awards. Once the guidelines are met, restrictions on the sale of vested awards of the Company's stock are limited to normal trading restrictions for insiders and Company policies.

POSITION	REQUIRED SHARE OWNERSHIP LEVEL (MULTIPLE OF BASE SALARY)
Chief Executive Officer	5X
Named Executive Officers	3X

TAX CONSIDERATIONS

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes to its executive officers, these considerations are not dispositive. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each "covered employee" as such term is defined in Section 162(m). Despite the change in law, the Compensation Committee intends to continue to consider the deductibility of compensation and to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee's compensation decisions.

RISK CONSIDERATIONS IN OUR OVERALL COMPENSATION PROGRAM

Our compensation program is designed to focus on meeting the Company's objectives and goals while discouraging management from undue risk-taking. When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, with limited exceptions, our Compensation Committee retains discretion to impose additional conditions and adjust compensation pursuant to our clawback policy as well as for quality of performance and adherence to the Company's values. Through December 31, 2019, the stock options and restricted stock that the Company has granted to its executive officers have a five-year vesting period beginning on the one-year anniversary of the grant date. Restricted stock granted during 2020 vests in ratable annual installments on each of the first three anniversaries of the grant date. Both of these vesting schedules further mitigates risk in the event any executive officer departs or is terminated and his options have not vested. The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the Company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer's compensation. If the Compensation Committee or the Board determines that an officer engaged in fraudulent misconduct, it will seek such reimbursement. In cases of misconduct by an executive officer, the Board has discretion to take a range of actions to remedy the misconduct and prevent its recurrence, including terminating the individual's employment.

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS FROM 2018 THROUGH 2020

The "Summary Compensation Table" set forth below should be read in connection with the tables and narrative descriptions contained in this Compensation Discussion & Analysis. The "Outstanding Equity Awards at Fiscal Year End Table" and "Option Exercises and Stock Vested Table" provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards.

42

Summary Compensation Table

POSITION	YEAR	SALARY ($)	BONUS ($)[1]	EQUITY AWARDS ($)[2]	ALL OTHER COMPENSATION ($)[3]	TOTAL ($)
Paul D. McKinney[4], Chief Executive Officer	2020	120,000	162,000	204,000	7,000	493,000
Stephen D. Brooks[5], Vice President of Land, Legal, Human Resources and Marketing	2020	72,500	70,690	136,000	—	279,190
Kelly Hoffman[6], Former Chief Executive Officer	2020	187,500	—	—	105,833	293,333
	2019	250,000	30,000	229,010	24,000	533,010
	2018	235,000	—	407,615	24,000	666,615
William R. Broaddrick[7], Former Chief Financial Officer	2020	195,000	30,128	—	11,700	236,828
	2019	195,000	20,000	143,448	4,875	363,323
	2018	175,000	—	265,768	—	440,768
David A. Fowler[8], Former President	2020	225,000	9,000	—	80,750	314,750
	2019	225,000	30,000	143,448	24,000	422,448
	2018	200,000	—	265,768	24,000	489,768
Daniel D. Wilson[9], Former Executive Vice President	2020	225,000	9,000	—	56,250	290,250
	2019	225,000	20,000	143,448	—	388,448
	2018	200,000	—	265,768	—	465,768

[1]The amounts reported in the "Bonus" column for 2020 represent (i) for Mr. McKinney and Mr. Brooks, a sign-on bonus of $54,000 and $23,565, respectively, paid in connection with the commencement of each executive's employment with the Company, and (ii) for Messrs. McKinney, Brooks, Broaddrick, Fowler and Wilson, a discretionary bonus based on 2020 Company performance, the amounts of which were determined and approved by the Compensation Committee in early 2021.

[2]The amounts reported in the "Equity Awards" column for 2020 represent the grant date fair value of the sign-on equity awards of restricted stock granted to Messrs. McKinney and Brooks in connection with the commencement of their employment with the Company, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock awards, please see Note 13 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

[3]The amounts reported in the "All Other Compensation" column for 2020 represent the following:

All Other Compensation

NAME	BOARD FEES ($)[a]	SEVERANCE ($)	COMPANY MATCH TO 401(K) ($)[b]	TOTAL ($)
Paul D. McKinney	7,000	—	—	7,000
Stephen D. Brooks	—	—	—	—
Kelly Hoffman	22,500	83,333	—	105,833
William R. Broaddrick	—	—	11,700	11,700
David A. Fowler	24,500	56,250	—	80,750
Daniel D. Wilson	—	56,250	—	56,250

[a]For Messrs. McKinney, Hoffman and Fowler, the amounts reported in this column represent the fees earned or paid in cash to each Named Executive Officer in connection with their service as a director on the Board. None of Messrs. McKinney, Hoffman or Fowler received equity compensation or any other forms of compensation related to his Board service. Board fees for executive officers is under review by the compensation consultant hired in 2021.

[b]The amount reported in this column for Mr. Broaddrick consists of Company matching contributions of up to 6% of Mr. Broaddrick's eligible salary into the Company's sponsored 401(k) plan, subject to IRS and plan limits.

[4]Mr. McKinney commenced employment with the Company as Chief Executive Officer on October 1, 2020. Mr. McKinney was not a Named Executive Officer in 2018 or 2019 and thus, only 2020 compensation information is shown for him in this table.

[5]Mr. Brooks commenced employment with the Company on October 1, 2020 and was promoted to the position of Executive Vice President of Land, Legal, Human Resources and Marketing effective November 30, 2020. Mr. Brooks was not a Named Executive Officer in 2018 or 2019 and thus, only 2020 compensation information is shown for him in this table.

[6]Messrs. Hoffman, Broaddrick, Fowler and Wilson each resigned from their respective positions effective October 1, 2020, March 24, 2021, December 31, 2020 and December 31, 2020, respectively.

RING ENERGY 2021 Proxy Statement 43

EMPLOYMENT AGREEMENTS

During 2020, we entered into at-will employment agreements with certain Named Executive Officers, the material terms of which are set forth below.

Paul D. McKinney. Effective October 1, 2020.

Mr. McKinney entered into an employment agreement with the Company, effective October 1, 2020. Under the agreement, Mr. McKinney will serve as Chief Executive Officer on an at-will basis for an indefinite term. The agreement provides for an initial base salary of $480,000 per year and eligibility to receive annual bonuses at the discretion of the Board with a target bonus equal to a percentage of his annual base salary established annually by the Board. Mr. McKinney is also eligible to participate in and receive awards under the LTIP, with a target value equal to a percentage of his annual base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board. In addition, the agreement provides for a sign-on cash bonus of $54,000 (payable in three monthly installments in October, November and December of 2020) and equity grant of 300,000 shares of restricted stock (subject to a three-year vesting period and the terms and conditions of the award agreement). Mr. McKinney is also subject to certain non-competition and non-solicitation restrictions for a period of one year following any termination of employment, as well as certain confidentiality restrictions that apply indefinitely.

Under Mr. McKinney's employment agreement, if the Company (i) materially reduces his then current base salary, title, authority or responsibilities, (ii) requires relocation of Mr. McKinney's primary place of employment to a location more than 50 miles from the Company's office in Houston, Texas, (iii) fails to timely pay in full base salary or incentive compensation or (iv) otherwise materially breaches the agreement, Mr. McKinney would have a basis to invoke his rights under the agreement for termination for good reason. In addition, if in the six months before or 24 months following a change in control (as defined in Mr. McKinney's employment agreement) the Company were to materially reduce Mr. McKinney's maximum bonus opportunity, he would similarly have a basis to terminate for good reason.

For a description of the severance provisions of Mr. McKinney's employment agreement, see "Potential Payments upon Termination or Change in Control" below.

Stephen D. Brooks. Effective October 1, 2020.

Mr. Brooks entered into an employment agreement with the Company, effective October 1, 2020 and was appointed as the Company's Executive Vice President of Land, Legal, Human Resources and Marketing on November 30, 2020. Under the agreement, Mr. Brooks will serve on an at-will basis for an indefinite term. The agreement provides for an initial base salary of $290,000 per year and eligibility to receive annual bonuses in the discretion of the Board with a target bonus equal to a percentage of his annual base salary established annually by the Board. Mr. Brooks is also eligible to participate in and receive awards under the Company's LTIP, with a target value equal to a percentage of his annual base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board. In addition, the agreement provides for a sign-on cash bonus of $23,565 (payable in three monthly installments in October, November and December of 2020) and equity grant of 200,000 shares of restricted stock (subject to a three-year vesting period and the terms and conditions of the award agreement). Mr. Brooks is subject to the same restricted covenants and would have the same basis to invoke his rights under his employment agreement for termination for good reason as Mr. McKinney.

For a description of the severance provisions of Mr. Brooks' employment agreement, see "Potential Payments upon Termination or Change in Control" below.

GRANTS OF PLAN-BASED AWARDS

The Company awards equity through the grant of stock options or restricted stock to key employees and the Named Executive Officers either on the initial date of employment or based on performance incentives throughout the year. The following table reflects the restricted stock granted during 2020.

44

NAME	DATE OF BOARD APPROVAL	GRANT DATE	NUMBER OF SHARES OF STOCK (#)(1)	GRANT DATE FAIR VALUE ($)(2)
Paul D. McKinney	9/29/2020	10/1/2020	300,000	204,000
Stephen D. Brooks	9/29/2020	10/1/2020	200,000	136,000
Kelly Hoffman	—	—	—	—
William R. Broaddrick	—	—	—	—
David A. Fowler	—	—	—	—
Daniel D. Wilson	—	—	—	—

(1)Amounts reported in this column represent awards of restricted stock, which vest in equal installments over the course of three years, beginning on the first anniversary of the grant date.

(2)Please see Note 13 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions made in determining values.

Long-Term Incentives

The restricted stock awards were all granted pursuant to the LTIP, a summary of which is set forth above under the heading, "Equity Based Compensation." The restricted stock vests in ratable annual installments on each of the first three anniversaries of the grant date, generally subject to continued service with the Company through each applicable vesting date. Named Executive Officers are not separately entitled to receive dividend equivalent rights with respect to restricted stock granted under the LTIP. For a description of the effect of a termination of employment or change in control on the vesting of the restricted stock awards, please see "Potential Payments Upon Termination or Change in Control."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain information regarding unexercised stock options and stock awards outstanding for each Named Executive Officer as of December 31, 2020.

	OPTION AWARDS				STOCK AWARDS	
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)
Paul D. McKinney	—	—	—	—	300,000(5)	198,000
Stephen D. Brooks	—	—	—	—	200,000(5)	132,000
Kelly Hoffman	—	—	—	—	—	—
William R. Broaddrick	60,000(4)	—	2.00	12/01/23	12,000(6)	7,920
					33,360(7)	22,018
					44,480(8)	29,357
David A. Fowler	—	—	—	—	—	—
Daniel D. Wilson	—	—	—	—	—	—

(1)Option awards vest and become exercisable in approximately equal installments on each of the first five anniversaries of the applicable grant date, subject to continued service with the Company through each such vesting date. The regular term of each option expires on the tenth anniversary of the applicable grant date.

(2)Restricted stock awards reported in this column granted (i) prior to 2020 vest in approximately equal installments on each of the first five anniversaries of the applicable grant date and (ii) in 2020 vest in approximately equal installments on each of the first three anniversaries of the applicable grant date, in each case subject to continued service with the Company through each such vesting date.

(3)The value of the unvested restricted stock is shown assuming a market value of $0.66 per share, the closing market price of a share of common stock on December 31, 2020.

(4)Granted on December 1, 2011.

(5)Granted on October 1, 2020.

(6)Granted on December 19, 2017.

(7)Granted on December 26, 2018.

(8)Granted on December 21, 2019.

RING ENERGY 2021 Proxy Statement 45

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the vesting of restricted stock held by our Named Executive Officers during 2020. No options were exercised in 2020.

NAME	STOCK AWARDS	
	NUMBER OF SHARES ACQUIRED ON VESTING (#) [1][2]	VALUE REALIZED ON VESTING ($)[3]
Paul D. McKinney	—	—
Stephen D. Brooks	—	—
Kelly Hoffman	181,095	123,145
William R. Broaddrick	28,240	19,888
David A. Fowler	118,080	79,182
Daniel D. Wilson	118,080	79,182

[1]The amount reported for Mr. Hoffman represents shares of restricted stock awards accelerated in connection with his resignation. The amounts reported for each of Messrs. Fowler and Wilson represent 89,840 shares of restricted stock awards valued at $59,294 accelerated in connection with each executive's resignation, and 28,240 shares of restricted stock awards valued at $19,888 vested due to time. For additional information about the award accelerations, see "Executive Team Transitions" in the Compensation Discussion and Analysis section above.

[2]The shares and amounts listed for Mr. Broaddrick represent the lapsing of restrictions on one-fifth of each of his December 19, 2017, December 26, 2018 and December 21, 2019 restricted stock awards.

[3]The value realized on vesting is equal to the number of shares, multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS

We do not maintain any defined benefit pension plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any nonqualified deferred compensation arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The material terms of potential payments upon various termination and change in control scenarios is set forth below. Except as described in this summary and in the "Potential Payments" table below, Ring does not have any other agreements or plans that will require compensation to be paid to Named Executive Officers in the event of a termination of employment or a change in control.

In 2017, our board adopted a policy requiring that each award agreement governing an award granted under the LTIP provide for double-trigger vesting upon a "change in control." Payout under each of the outstanding equity awards and employment agreements based on various termination circumstances or in connection with a change in control are described in more detail in the footnotes to the "Potential Payments" table below. Payments and other benefits payable to the Named Executive Officers in connection with various termination and change in control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2020, when the closing price of our common stock was $0.66.

Actual amounts to be paid will depend on several factors, such as the date of each Named Executive Officer's separation or the occurrence of an actual change in control event, and the price of our common stock when the vesting of unvested stock options or restricted stock shares is accelerated. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

For a summary of the termination benefits received by Messrs. Hoffman, Broaddrick, Fowler and Wilson in connection with each Named Executive Officer's resignation, see "Executive Team Transitions" in the Compensation Discussion and Analysis section above.

46

NAME/EVENT	CASH SEVERANCE ($)[1]	ACCELERATED VESTING OF EQUITY AWARDS ($)[2]	COMPANY-PAID COBRA PREMIUMS ($)[1]	TOTAL ($)
Paul D. McKinney				
Termination without Cause/ Resignation for Good Reason	480,000	198,000	21,385	699,385
Termination for Cause/Resignation without Good Reason	—	—	—	—
Change in Control	—	—	—	—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control	720,000	198,000	21,385	939,385
Death	—	—	23,385	21,385
Disability	—	—	—	—
Stephen D. Brooks				
Termination without Cause/ Resignation for Good Reason	290,000	132,000	13,959	435,959
Termination for Cause/Resignation without Good Reason	—	—	—	—
Change in Control	—	—	—	—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control	435,000	132,000	13,959	580,959
Death	—	—	13,959	13,959
Disability	—	—	—	—

[1]A description of the cash severance and COBRA obligations under the employment agreements with the Messrs. McKinney and Brooks is set forth under "Employment Agreements" below. Since Messrs. McKinney and Brooks had not completed a full year of service with the Company as of December 31, 2020, no bonus amounts would have been payable in connection with any of the termination events listed in the table.

[2]Represents accelerated vesting of stock options and restricted stock, valued based on the December 31, 2020 closing price of $0.66 per share of the Company's common stock.

Employment Agreements

Pursuant to their employment agreements, Messrs. McKinney and Brooks are entitled to receive severance payments and benefits, as described below and as set forth in the foregoing table.

Termination without Cause/Resignation for Good Reason

Upon termination of employment by the Company other than for "cause" or by the executive for "good reason" (as each is defined in the executive's employment agreement), the executive will entitled to a lump sum cash payment in an amount equal to: (i) any accrued, unpaid base salary or benefits earned through the termination date and any unpaid expense reimbursements ("Accrued Benefits"); (ii) if executive has completed one full year of service, any unpaid bonus amount equal to either the bonus amount approved by the Board remaining unpaid or, if the Board has not yet determined executive's bonus, an amount equal to 100% of his Target Bonus (as defined under the executive's employment agreement)("Unpaid Bonus"); and (iii) a single lump sum equal to 1.0 times the executive's annual base salary at the highest rate ("Highest Base Salary") in effect at any time during the 36 month period immediately preceding the termination date ("Cash Severance").

In addition, all equity incentive awards held by the executive will become fully vested and/or the restrictions shall lapse.

If the executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable law ("COBRA"), the Company shall reimburse the executive for an amount equal to the amount of medical premium expenses paid for a similarly situated employee, determined as of the executive's termination date. Following the expiration of the COBRA continuation coverage period, the Company shall permit the executive (including his spouse and dependents) to (A) continue to participate in the Company's group health plan if permitted under such plan, (B) convert the Company's group health plan to an individual policy, or (C) obtain other similar coverage, in each case for up to an additional 12 months, with executive being responsible for 100% of all premium costs.

RING ENERGY 2021 Proxy Statement 47

Termination for Cause/Resignation without Good Reason

If the executive's employment is terminated by the Company for cause, or if the executive terminates his employment other than for good reason, the executive will receive a lump sum payment equal to his Accrued Benefits.

Change in Control

The employment agreements do not provide benefits solely upon a change in control (as defined in the executive's employment agreement).

Termination without Cause/Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control

If the executive's employment was terminated by the Company without cause, or by the executive for good reason, during the period beginning 6 months prior to a change in control and ending 24 months following a change in control, the executive will be entitled to the same benefits described above under "Termination without Cause/Resignation for Good Reason", except that the executive's Cash Severance payment will equal 1.5 times the Highest Base Salary. In addition, the payment of benefits will occur 30 days following the later of the change in control or the executive's termination and to the extent executive incurs a termination without cause or resigns for good reason prior to change in control, any payments received following the change in control will be reduced dollar for dollar by the benefits already paid to executive in connection with his termination.

Death

Following the death of the executive, the Company will pay to his designated beneficiary or his estate a lump sum payment equal to executive's: (i) Accrued Benefits; and (ii) Unpaid Bonus. In addition, for the longer of the maximum COBRA continuation coverage period required by law or 12 months, executive's spouse and eligible dependents will continue to be eligible to receive medical coverage under the Company's medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, executive's spouse and eligible dependents will be required to pay the applicable premiums to the plan provider, and the Company will reimburse such spouse and eligible dependents, within 60 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings.

Disability

Following the termination of executive's employment by reason of disability (as defined under executive's employment agreement), the Company will pay to executive a lump sum payment equal to executive's: (i) Accrued Benefits; and (ii) Unpaid Bonus.

Restricted Stock Awards under the LTIP

As disclosed above, in 2017, our board adopted a policy requiring that each award agreement governing an award granted under the LTIP provide for double-trigger vesting upon a "change in control." The restricted stock awards received by Messrs. McKinney and Brooks, per the terms of their employment agreements, may only be accelerated if the executive's employment was terminated by the Company without cause, or by the executive for good reason, during the period beginning 6 months prior to a change in control and ending 24 months following a change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company's employees and the annualized total compensation of Paul D. McKinney, our CEO, for 2020:

Median Employee total annual compensation	$	120,245
Total Compensation of Chief Executive Officer – Paul D. McKinney	$	874,000
Ratio of CEO to Median Employee compensation		7.27 to 1

48

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our former CEO, we took the following steps:

- We determined that, as of December 31, 2020, our employee population consisted of 41 individuals with all of these individuals located in the U.S. This population consisted of our full-time and part-time employees, as we do not have temporary or seasonal workers. We selected December 31, 2020, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
- We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary or wages, bonuses and restricted stock awards granted in 2020 as reflected in our payroll records. To make them comparable, salaries for newly hired employees who had worked less than one year were annualized and the target incentive amount was applied to their total compensation measure.
- We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the U.S., we did not make any cost of living adjustments in identifying the median employee.
- After we identified our median employee, we combined all of the elements of such employee's compensation for the 2020 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $120,245.
- With respect to the annual total compensation of our CEO, we used annualized salary, bonus and restricted stock awards granted and all other compensation for the 2020 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $874,000.

DIRECTOR COMPENSATION

For the year ended December 31, 2020, directors received the following fees:

COMPENSATION ELEMENT	DECEMBER 31, 2020
Stipend	
Non-management Director	$3,000/month
Management Director[1]	$2,000/month
Committee Fees (per committee)	$500/month
Fee for telephonic or video conference participation in Board or Committee meeting	$500/meeting
Fee for in-person participation in Board or Committee meeting	$1,000/meeting
Stock Awards	Determined Annually

Compensation Philosophy

The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and stock awards to attract and retain qualified candidates to serve on our Board. In determining director compensation, we consider the responsibilities of our directors, the significant amount of time the directors spend fulfilling their duties, and the competitive market for skilled directors.

We seek to maximize alignment of incentives between the Board and stockholders by primarily using equity awards to compensate directors. We believe that equity awards that vest over a multi-year period beginning on the first anniversary of the grant provide a strong incentive to the Board to preserve and promote stockholder value and directly connects director compensation to the Company stock performance. In this regard, a majority of a director's compensation depends on whether the Company's stock price maintains its value over the vesting period. Starting in 2020, we revised our form of director award agreement to provide for a three-year vesting period as opposed to a five-year vesting period, in order to conform to common industry practices.

[1]Management Director fees are under review by the compensation consultant hired in 2021.

RING ENERGY 2021 Proxy Statement 49

Peer Review and Benchmarking

The Compensation Committee reviews, evaluates, and benchmarks our director compensation practices against our peer companies in the oil and natural gas exploration and production industry. The Compensation Committee uses this peer comparison to inform themselves of industry practice and to help them structure the appropriate level and mix of compensation elements. This information is used only as a reference and not to establish compensation benchmarks, as Ring does not benchmark executive compensation to a specific percentile within its peer group.

Stipend

We provide our management and non-management directors a monthly stipend in lieu of an annual retainer, a fee for participation in each Board or committee meeting, based on whether in person or not, and reimbursement of out-of-pocket costs incurred in attending Board and committee meetings. We believe that the monthly stipend is sufficient to cover each director's costs associated with his or her service on the Board and respective committees.

Equity Awards

We use equity awards to reward our directors for significant contributions to the successful implementation of our business objectives and strategy.

In 2020, each outside director received 130,000 shares of restricted stock pursuant to the LTIP. The restricted stock granted to our directors vests over a period of three years beginning on the first anniversary of the grant. Our Compensation Committee considered several factors in determining the appropriate amount of restricted stock grants under the LTIP for the 2020 fiscal year including the following:

- The LTIP had a limited share reserve remaining that needed to be conserved to incentivize Ring employees;
- Past equity awards to our non-executive directors;
- The recent award practices of other peer companies in the oil and gas industry;
- Three non-executive directors had recently joined the Board and 130,000 shares were included as the long-term incentive compensation portion of their compensation terms for 2020; and
- Desire to treat all directors equitably.

Director Stock Ownership Guidelines

In April 2021, our Board approved stock ownership guidelines for our non-employee directors. The director stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our directors by requiring our non-employee directors to own 5 times the amount of their annual cash retainer and director fees. After becoming subject to the stock ownership guidelines, directors have three years to reach the stock ownership goal. Until a director meets the guideline, he or she must hold two-thirds of the net shares acquired upon the vesting of equity awards. Once the guidelines are met, restrictions on the sale of vested awards of the Company's stock are limited to normal trading restrictions for insiders and Company policies.

DIRECTOR COMPENSATION

The following table summarizes the compensation earned by our directors (other than our directors who are also Named Executive Officers), as of December 31, 2020. Director compensation to Messrs. McKinney, Hoffman and Fowler is included in "All Other Compensation" the Summary Compensation Table above and is therefore excluded from the Director Compensation Table.

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NAME	FEES EARNED OR PAID IN CASH ($)	EQUITY AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Clayton E. Woodrum(3)	53,500	96,200	—	149,700
Anthony B. Petrelli(3)	53,500	96,200	—	149,700
Regina Roesener(3)	47,000	96,200	—	143,200
Thomas L. Mitchell(3)	9,774	96,200	—	105,974
Richard E. Harris(3)	7,500	96,200	—	103,700
John A. Crum(3)	8,500	96,200	—	104,700
Stanley M. McCabe(3)	54,000	—	—	54,000
Lloyd T. Rochford(2)(3)		—	180,000	207,000

(1)Amounts in this column represent the grant date fair value of restricted stock awards granted to the outside directors on December 15, 2020, calculated in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions, and do not represent the actual value that may be realized by directors upon vesting or settlement of the awards. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock awards, please see Note 13 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)Mr. Rochford served as an employee of the Company and Chairman of the Board until October 1, 2020, at which time he resigned from both positions. The amount listed under "All Other Compensation" for Mr. Rochford represent the $135,000 in base salary paid to Mr. Rochford prior to his resignation, and the $45,000 in severance benefits paid to Mr. Rochford in a lump sum following his resignation.

(3)The aggregate number of stock options and unvested restricted stock awards as of December 31, 2020 are as follows:

NAME	OUTSTANDING STOCK OPTIONS	UNVESTED RESTRICTED STOCK AWARDS
Clayton E. Woodrum	85,000	130,000
Anthony B. Petrelli	50,000	130,000
Regina Roesener	—	130,000
Thomas L. Mitchell	—	130,000
Richard E. Harris	—	130,000
John A. Crum	—	130,000
Stanley M. McCabe	100,000	—
Lloyd T. Rochford	—	—

COMPENSATION COMMITTEE REPORT(1)

Among the duties imposed on our Compensation Committee under its charter is the direct responsibility and authority to review and approve the Company's goals and objectives relevant to the compensation of the Company's Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other "independent" Board members (as defined by the NYSE American listing standards), the compensation level of the Chief Executive Officer and the other executive officers. As of December 31, 2020, the Compensation Committee was comprised of the three non-employee Directors named at the end of this report each of whom is an "independent director" as defined by the NYSE American listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon this review and our discussions, the Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors (as of December 31, 2020)

John A. Crum (Chair)

Clayton E. Woodrum

Thomas L. Mitchell

(1)SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 as amended, or the Securities Exchange act of 1934, as amended.

RING ENERGY 2021 Proxy Statement 51

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our directors who served as members of our Compensation Committee as of December 31, 2020, nor any of the directors who currently serve as members of our Compensation Committee, is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries.

None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

The office space leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, former Chairman of the Board, and Mr. McCabe, a former director of the Company. During the years ended December 31, 2018 through December 31, 2020, the Company paid an aggregate of $180,000 to Arenaco, LLC.

The Audit Committee reviews any related party transactions. Annually, each Board member is required to submit an Independence Certificate, disclosing any affiliations or relationships for evaluation as possible related party transactions.

Review, Approval or Ratification of Transactions with Related Parties

The Board reviews and approves all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. In each case, the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company's past practice and are not contained in any written policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock by (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and Named Executive Officers; and (iii) our directors and executive officers as a group. The mailing address for each of the persons indicated in the table below is our corporate headquarters. The percentage ownership is based on shares outstanding as of April 12, 2021.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

52

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED	
	NUMBER	APPROXIMATE PERCENT
Named Executive Officers and Directors		
Paul D. McKinney	71,400[(1)]	*
Kelly Hoffman[(2)]	309,041	*
Travis T. Thomas	—	*
William R. Broaddrick[(3)]	161,360[(4)]	*
Stephen D. Brooks	—	*
Marinos Baghdati	—	*
Alexander Dyes	—	*
David A. Fowler[(5)]	294,100	*
Daniel D. Wilson[(6)]	181,200	*
Clayton E. Woodrum	236,048[(7)]	*
Anthony B. Petrelli	311,200[(8)]	*
Regina Roesener	81,600[(9)]	*
John A. Crum	—	*
Richard E. Harris	—	*
Thomas L. Mitchell	—	*
All directors and executive officers as a group (15 persons)	1,645,949[(10)]	1.3%
% Stockholders or Greater Stockholders (other than directors and executive officers)		
Dr. Simon G. Kukes Group[(11)]	6,607,680	5.1%
William R. Kruse[(12)]	11,050,682	8.6%
Empery Asset Management LP[(13)]	35,255,077	27.4%

* Represents beneficial ownership of less than 1%

(1) Includes 35,700 common stock warrants to purchase shares of common stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025.

(2) Based on a Form 4 filed with the SEC on November 13, 2020. Mr. Hoffman served as our Chief Executive Officer and Director until October 1, 2020. Open market purchases or sales, if any, by Mr. Hoffman of our common stock since the date that he ceased serving as our Chief Executive Officer and Director are not known by us or reported in the table.

(3) Mr. Broaddrick served as our Chief Financial Officer until March 24, 2021. Open market purchases or sales, if any, by Mr. Broadrick of our common stock since the date that he ceased serving as our Chief Financial Officer and Director are not known by us or reported in the table.

(4) Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable.

(5) Mr. Fowler served as our President until December 31, 2020. Open market purchases or sales, if any, by Mr. Fowler of our common stock since the date that he ceased serving as our President are not known by us or reported in the table.

(6) Mr. Wilson served as our Executive Vice President until December 31, 2020. Open market purchases or sales, if any, by Mr. Wilson of our common stock since the date that he ceased serving as our President are not known by us or reported in the table.

(7) Includes 85,000 shares issuable upon the exercise of stock options that are currently exercisable.

(8) Includes 50,000 shares issuable upon the exercise of stock options that are currently exercisable.

(9) Includes 8,000 shares of common stock held by Eugene Neidiger Life Insurance Trust. Does not include 850 shares of common stock held as custodian for minor-son but has no pecuniary interest, or 850 shares of common stock held as custodian but has no pecuniary interest. Ms. Roesener disclaims beneficial ownership of such shares of common stock.

(10) Includes 195,000 shares issuable upon the exercise of stock options that are currently exercisable. Also includes 35,700 common stock warrants to purchase shares of common stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025.

(11) Based on a Schedule 13D/A filed with the SEC on April 1, 2021 reporting shares of Common Stock beneficially owned by Mr. Simon G. Kukes and Mr. J. Douglas Schick. Dr. Kukes reports sole voting and dispositive power over 6,600,180 shares and Mr. Schick reports sole voting and dispositive power over 7,500 shares. The address of the reporting person is 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079.

(12) Based on a Schedule 13G/A filed with the SEC on February 9, 2021 reporting shares of Common Stock beneficially owned by William R. Kruse and Deborah L. Kruse. Mr. Kruse reports sole voting and dispositive power over 1,014,300 shares. Mr. and Mrs. Kruse report shared voting and dispositive power over 9,036,382 shares in accounts as joint tenants with right of survivorship. Mr. Kruse also has 1,000,000 common stock warrants to purchase shares of common stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025. The address of the reporting person is 1340 S. Main Street, Suite 300, Grapevine Texas, 76051.

(13) Based on the Schedule 13G/A filed with the SEC on February 2, 2021 reporting shares of Common Stock beneficially owned by Empery Asset Management, LP ("Empery"), Ryan M. Lane and Martin D. Hoe, reporting as a group. Each of Empery, Mr. Lane and Mr. Hoe have shared voting power and shares dispositive power over 398,077 shares of Common Stock, 13,428,500 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and 21,428,500 shares of Common Stock issuable upon exercise of Warrants. The address of the reporting person is 1Rockefeller Plaza, Suite 1205, New York, New York, 10020.

RING ENERGY 2021 Proxy Statement 53

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2020.

	RESTRICTED STOCK GRANTED THAT HAS NOT VESTED	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER COMPENSATION PLANS (EXCLUDING SECURITIES IN COLUMN (a))
Equity compensation plans approved by security holders	2,132,297	465,500	$ 3.26	341,155
Equity compensation plans not approved by security holders	—	—	—	—
Total	2,132,297	465,500	$ 3.26	341,155

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based on the Company's review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2020, except with respect to a failure to file Form 3 and one Form 4 for Mr. Harris reporting one transaction, a failure to file Form 3 and one Form 4 for Mr. Crum reporting one transaction, a failure to file Form 3 and one Form 4 for Mr. Mitchell reporting one transaction, a failure to file Form 3 for Mr. Brooks, one Form 4 for Mr. Woodrum reporting one transaction, one Form 4 for Mr. Petrelli reporting one transaction and one Form 4 for Ms. Roesener reporting one transaction.

54

PROPOSAL 2:
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers, as disclosed in this proxy statement. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the Company's stockholders and will consider the outcome of the vote when making future compensation decisions.

As described under the heading "Compensation Discussion and Analysis," our compensation policies and programs support our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our Named Executive Officers with those of our stockholders, we believe that each Named Executive Officer's total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to Named Executive Officers should be aligned with the interests of the Company's stockholders. The Company strives to attract, motivate, and retain high-quality executives who are willing to accept a lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders.

Specifically, the primary objectives of our compensation policies are as follows:

- Align the compensation of our Named Executive Officers and other managers with our stockholders' interests and motivate our executive officers to meet the Company's objectives;
- Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;
- Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company's objectives (while discouraging excessive risk-taking not in the interest of long-term value for our stockholders); and
- Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the SEC's compensation disclosure rules. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders.

BOARD RECOMMENDATION ON PROPOSAL

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

RING ENERGY 2021 Proxy Statement 55

PROPOSAL 3:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of our stockholders and us.

Representatives from Grant Thornton LLP are not expected to be present at the Annual Meeting. If present, these representatives will have the opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions. Eide Bailly LLP ("**Eide Bailly**") was the Company's independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. Representatives are not expected to be present at the Annual Meeting. Services provided are described in "Fees and Independence."

Former Independent Registered Public Accounting Firm

On March 25, 2021, after review of the independent registered public accounting firms, the Audit Committee made the decisions to change the Company's independent registered public accounting firm and dismissed Eide Bailly as the Company's independent registered public accounting firm. The audit reports of Eide Bailly on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2019 and the subsequent period through March 25, 2021, there were (1) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Eide Bailly on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Eide Bailly's satisfaction, would have caused Eide Bailly to make reference thereto in its reports, and (2) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Eide Bailly with a copy of its Current Report on Form 8-K and requested Eide Bailly to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made by the Company herein and if not, stating the respects in which it does not agree. A copy of Eide Bailly's letter, dated March 26, 2021, is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on March 26, 2021.

PRINCIPAL INDEPENDENT PUBLIC ACCOUNTING FEES AND SERVICES PAID IN 2020 AND 2019

The Audit Committee selected Eide Bailly as its independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.

Fees and Independence

Audit Fees. Eide Bailly billed the Company an aggregate of $216,000 for professional services rendered for the review of the Company's financial statements included in its Form 10-Q's for 2019 and the audit of the Company's financial statements for the year ended December 31, 2019 and an aggregate of $235,000 for professional services rendered for the review of the Company's financial statements included in its Form 10-Q's for 2020 and the audit of the Company's financial statements for the year ended December 31, 2020.

56

Audit Related Fees. Eide Bailly billed the Company $42,000 and $32,000 for the years ended December 31, 2019 and 2020 for services related to the Company's filing of registration statement, Form 8-K related to an acquisition and financial statements, and a comfort letter for the issuance.

Tax Fees. Eide Bailly billed the Company $12,000 and $12,000, respectively, for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2019 and 2020.

All Other Fees. No other fees were billed by Eide Bailly to the Company during 2019 and 2020.

The Audit Committee discussed with Eide Bailly the matters required to be discussed pursuant to the applicable PCAOB Auditing Standards. The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by the PCAOB regarding Eide Bailly's communications with the Audit Committee concerning independence, and has discussed with Eide Bailly its independence. The Audit Committee determined that the non-audit services provided to the Company by Eide Bailly are compatible with maintaining Eide Bailly's independence.

Pre-Approval Policy

The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee; the Company obtained all required approvals during 2020.

BOARD RECOMMENDATION ON PROPOSAL

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS RING ENERGY, INC.'S INDEPENDENT AUDITOR FOR THE 2021 FISCAL YEAR. THE MANAGEMENT PROXY HOLDER WILL VOTE ALL PROPERLY SUBMITTED PROXIES FOR RATIFICATION UNLESS PROPERLY INSTRUCTED OTHERWISE.

RING ENERGY 2021 Proxy Statement 57

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent, non-employee directors. The Board has determined that the members of the Audit Committee satisfy the NYSE American listing standards. The Board has determined that one of the members of the Audit Committee, Mr. Woodrum, is an "audit committee financial expert" as defined by the rules of the SEC.

The Audit Committee's responsibilities are set forth in the Audit Committee Charter, as may be amended from time to time by the Board. The principal functions of the Audit Committee are to assist the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The Audit Committee is also responsible for overseeing our internal audit function. This is a report on the Audit Committee's activities relating to 2020.

Review of Audited Financial Statements with Management

The Audit Committee has reviewed and discussed the Company's audited financial statements and management's discussion and analysis of the Company's financial condition and results of operation with management of the Company for the fiscal year ended December 31, 2020.

The members of the Audit Committee rely, without independent verification, on information provided to them and on the representations made by Company management and the independent auditor. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained and applied appropriate accounting and financial principles or appropriate internal controls and procedures, that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent registered public accounting firm is in fact "independent."

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Eide Bailly, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by applicable Public Company Accounting Oversight Board requirements regarding the firm's communications with the Audit Committee concerning independence and has discussed with Eide Bailly the independent registered public accounting firm's independence. These discussions included a review of all audit and non-audit services (including tax services) provided by Eide Bailly to the Company. The Audit Committee has also considered whether the provision of non-audit services to the Company by Eide Bailly LLP is compatible with maintaining its independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

THE AUDIT COMMITTEE,

Clayton E. Woodrum (Chairman)

Anthony B. Petrelli

Regina Roesener

Thomas L. Mitchell

58

PROPOSAL 4:
APPROVAL OF RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the new Ring Energy, Inc. 2021 Omnibus Incentive Plan (the "2021 Plan"). On April 7, 2021, the Board approved the 2021 Plan, subject to approval by our stockholders at the Annual Meeting. The adoption of the 2021 Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company's stockholders. If approved by our stockholders, the 2021 Plan would replace the Ring Energy, Inc. Long-Term Incentive Plan (the "Prior Plan") for all future equity grants, and we would no longer issue awards under the Prior Plan. Awards previously granted under the Prior Plan would be unaffected by the adoption of the 2021 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted. If our stockholders do not approve the 2021 Plan, the Prior Plan will remain in effect in its current form until the earlier of its expiration on June 27, 2022, its termination by the Board or the date on which the remaining shares available for issuance thereunder are depleted, following which date we will no longer have an equity-based compensation plan pursuant to which we may issue long-term incentive awards.

KEY ASPECTS OF THE 2021 PLAN

Proposed Share Reserve:	The number of shares of our common stock that will be reserved for issuance pursuant to the 2021 Plan will not exceed the sum of 9,900,000 shares, which includes 341,155 shares that are reserved but unissued under the Prior Plan, and any shares originally reserved under the Prior Plan that, after May 25, 2021, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. As of April 13, 2021, there were 2,504,567 shares subject to outstanding equity awards under the Prior Plan. The closing price of a share of our common stock on April 13, 2021, 2021 reported on the New York Stock Exchange (the "NYSE") was $2.11.
Minimum Vesting:	The 2021 Plan includes a minimum vesting period for all awards granted thereunder of one year from the date of grant, subject to certain limited exceptions (including an exception for up to 5% of the shares reserved for issuance under the 2021 Plan).
No "Liberal" Share Recycling:	Under the 2021 Plan, any shares withheld from any award to cover taxes or any exercise price, and any shares tendered to exercise outstanding options or repurchased on the open market using exercise price proceeds, will not be again available for issuance thereunder.
No Dividends or Dividend Equivalents Paid on Unvested Awards:	To the extent that any award under the 2021 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.
Non-Employee Director Limit:	The 2021 Plan contains an annual limit of $750,000 on the cash and equity compensation that may be paid or awarded to a non-employee director in any fiscal year with respect to his or her service as a non-employee director.
No Repricing of Options or Stock Appreciation Rights:	The 2021 Plan prohibits the repricing of stock options and stock appreciation rights and cash buyouts of underwater options and stock appreciation rights without stockholder approval
Plan Term:	The 2021 Plan will expire on May 25, 2031, unless earlier terminated by the Board or the Compensation Committee of the Board (the "Committee"), but awards granted prior to such date may extend beyond that date.
Clawback Provisions:	Awards granted under the 2021 Plan are subject to any compensation recoupment policy adopted by the Company from time to time.

RING ENERGY 2021 Proxy Statement 59

granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. 6WRFN 2SWLRQV. Under the 2021 Plan, the plan administrator may grant participants incentive stock options, which qualify for VSHFLDO WD[ WUHDWPHQW LQ WKH 8QLWHG 6WDWHV, DV ZHOO DV QRQ-TXDOLHG VWRFN RSWLRQV. 6WRFN RSWLRQV DUH D YDULDEOH FRPSRQHQW of compensation designed to incentivize the participants to grow the Company and to increase the value of our shares. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 \HDUV (RU LQ WKH FDVH RI D WHQ SHUFHQW (10%) VWRFNKROGHU ZLWKLQ WKH PHDQLQJ RI 6HFWLRQ 422(E)(6) RI WKH QWHUQDO 5HYHQXH &RGH RI 1986, DV DPHQGHG (WKH &RGH), YH \HDUV) IURP WKH GDWH VXFK RSWLRQ LV JUDQWHG, DQG PD\ DOVR HVWDEOLVK YHVWLQJ performance requirements that must be met prior to the exercise of options. Stock option grants must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder with a fair market value equal to the exercise price. Dividends may not be paid on awards of stock options under the 2021 Plan. Unless otherwise directed by a participant in writing, each vested and unexercised option held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such option expires, so long as the per-share exercise price of the option is less than the fair market value of a share on that date. 6WRFN $SSUHFLDWLRQ 5LJKWV. The plan administrator may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights are a variable component of compensation designed to retain key employees. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash and shares (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the stock appreciation rights over the exercise price of the right. Unless otherwise directed by a participant in writing, each vested and unexercised stock appreciation right held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such stock appreciation right expires, so long as the per-share exercise price of the stock appreciation right is less than the fair market value of a share on that date. 5HVWULFWHG 6KDUHV. The plan administrator may also grant restricted shares, which are awards of our shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. A participant holding restricted shares will generally have the rights of a stockholder with respect to such shares; however, the plan administrator will determine in the award agreement whether the participant will be entitled receive dividends on such shares. Restricted shares are a variable component of compensation also available to retain key employees when deemed appropriate. 5HVWULFWHG 6WRFN 8QLWV. 5HVWULFWHG VWRFN XQLWV UHSUHVHQW WKH ULJKW WR UHFHLYH VKDUHV RI FRPPRQ VWRFN DW D VSHFLHG GDWH LQ WKH IXWXUH, VXEMHFW WR IRUIHLWXUH RI VXFK ULJKW. I WKH UHVWULFWHG VWRFN XQLW KDV QRW EHHQ IRUIHLWHG, WKHQ RQ WKH GDWH VSHFLHG LQ WKH restricted stock unit grant, we must deliver to the holder of the restricted stock unit, unrestricted shares of our common stock, which will be freely transferable. A participant holding restricted stock units will have no voting rights with respect thereto. The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividend equivalents on such restricted stock units. Restricted stock units are a variable component of compensation also designed to retain key employees when deemed appropriate. 3HUIRUPDQFH-%DVHG $ZDUGV. Performance-based awards are denominated in shares, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. Performance-based awards are a variable component of compensation designed to reward key management for achieving annual performance goals. The performance-based criteria applicable to such awards will be determined by the plan administrator and may include, but are not limited to, any of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; QHW RSHUDWLQJ SURW DIWHU WD[; FDVK RZ; UHYHQXH; QHW UHYHQXHV; VDOHV; GD\V VDOHV RXWVWDQGLQJ; LQFRPH; QHW LQFRPH; RSHUDWLQJ income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return RQ FDSLWDO; UHWXUQ RQ DVVHWV; UHWXUQ RQ QHW DVVHWV; WRWDO VWRFNKROGHU UHWXUQ; HFRQRPLF SURW; PDUNHW VKDUH; DSSUHFLDWLRQ LQ the fair market value, book value or other measure of value of our shares; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other VDIHW\ JRDOV; LQGLYLGXDO SHUIRUPDQFH; VWUDWHJLF REMHFWLYH PLOHVWRQHV; DQ\ RWKHU FULWHULD VSHFLHG E\ WKH SODQ DGPLQLVWUDWRU LQ LWV VROH GLVFUHWLRQ; RU DQ\ FRPELQDWLRQ RI, RU D VSHFLHG LQFUHDVH LQ, DQ\ RI WKH IRUHJRLQJ. 2WKHU $ZDUGV. In addition to the awards described above, the plan administrator may grant other incentives payable in cash or shares under the 2021 Plan as it deems consistent with the terms of the 2021 Plan and subject to such other terms and 2021 Proxy Statement 61 conditions as it deems appropriate. 'LYLGHQGV DQG 'LYLGHQG (TXLYDOHQWV. To the extent that any award under the 2021 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, notwithstanding anything in the 2021 Plan to the contrary, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests. 'HIHUUDOV RI 3D\PHQW. The plan administrator may determine that the delivery of shares or cash upon the vesting, exercise or settlement of an award under the 2021 Plan may or will be deferred in accordance with applicable law. &KDQJH LQ &RQWURO 3URYLVLRQV. Unless otherwise provided in an award agreement, in the event that a change in control occurs and any or all outstanding awards are continued, assumed or substituted for an economically equivalent award in connection ZLWK VXFK FKDQJH LQ FRQWURO, LI D SDUWLFLSDQWV HPSOR\PHQW RU VHUYLFH LV WHUPLQDWHG E\ WKH &RPSDQ\, LWV VXFFHVVRU RU DOLDWH WKHUHRI, ZLWKRXW FDXVH RQ RU DIWHU WKH HHFWLYH GDWH RI WKH FKDQJH LQ FRQWURO EXW SULRU WR WZHQW\-IRXU (24) PRQWKV IROORZLQJ the change in control transaction, then as of the date of such termination: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such award will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at the target level. Unless otherwise provided in an award agreement, in the event that a change in control occurs, and any awards are not continued, assumed or substituted for an economically equivalent in connection with the change in control transaction, then as of the date of such change in control: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such award will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at the greater of (x) target or (y) actual performance through the date of such change in control. $PHQGPHQW DQG 7HUPLQDWLRQ. The Board or the Committee may alter, amend, modify, or terminate the 2021 Plan at any time; provided that the approval of our stockholders will be obtained for any amendment to the 2021 Plan that requires stockholder approval under the rules of the NYSE or in accordance with other applicable law. In addition, without stockholder approval, to the extent required by the rules of the stock exchange(s) on which the shares are traded, except DV RWKHUZLVH SHUPLWWHG XQGHU WKH HTXLWDEOH DGMXVWPHQWV SURYLVLRQV RI WKH 2021 3ODQ, (L) QR DPHQGPHQW RU PRGLFDWLRQ may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes RI WKH VWRFNKROGHU DSSURYDO UXOHV RI WKH DSSOLFDEOH VWRFN H[FKDQJH(V). 1R PRGLFDWLRQ RI DQ DZDUG ZLOO, ZLWKRXW WKH SULRU written consent of the participant, adversely alter or impair the rights of a participant under the 2021 Plan. &RPSOLDQFH ZLWK $SSOLFDEOH /DZV. We intend for awards granted under the 2021 Plan to be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. NEW PLAN BENEFITS Future awards under the 2021 Plan will be made at the discretion of the plan administrator based on such factors as the plan administrator deems relevant at the time the awards are made. Accordingly, awards that may be granted under the 2021 Plan are not determinable at this time. SUMMARY OF FEDER AL INCOME TA X CONSEQUENCES The following is a brief description of the federal income tax treatment that generally applies to Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2021 Plan. A participant may also be subject to state, local and foreign taxes. 1RQ-4XDOLHG 6WRFN 2SWLRQV. 7KH JUDQW RI D QRQ-TXDOLHG VWRFN RSWLRQ ZLOO QRW UHVXOW LQ WD[DEOH LQFRPH WR WKH SDUWLFLSDQW. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and the Company will generally be entitled to D FRUUHVSRQGLQJ GHGXFWLRQ. *DLQV RU ORVVHV UHDOL]HG E\ WKH SDUWLFLSDQW XSRQ GLVSRVLWLRQ RI VXFK VKDUHV ZLOO EH WUHDWHG DV capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise. 62

QFHQWLYH 6WRFN 2SWLRQV. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was continuously HPSOR\HG E\ WKH &RPSDQ\ RU DQ DOLDWH IURP WKH GDWH RI WKH JUDQW RI WKH RSWLRQ XQWLO WKH GDWH WKUHH PRQWKV SULRU WR WKH date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to a corresponding deduction. If the holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will generally be entitled to a corresponding GHGXFWLRQ. Q DGGLWLRQ, WKH SDUWLFLSDQW ZLOO UHFRJQL]H FDSLWDO JDLQ RU ORVV HTXDO WR WKH GLHUHQFH EHWZHHQ WKH DPRXQW realized and the value of the shares on the date of exercise. 6WRFN $SSUHFLDWLRQ 5LJKWV. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market YDOXH RI WKH VKDUHV SDLG XSRQ H[HUFLVH, DQG WKH &RPSDQ\ ZLOO JHQHUDOO\ EH HQWLWOHG WR D FRUUHVSRQGLQJ GHGXFWLRQ. *DLQV RU losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise. 5HVWULFWHG 6WRFN DQG 3HUIRUPDQFH-%DVHG 6KDUHV. A grant of restricted stock or performance-based shares will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and the Company will generally be entitled to a FRUUHVSRQGLQJ GHGXFWLRQ. *DLQV RU ORVVHV UHDOL]HG E\ WKH SDUWLFLSDQW XSRQ VXEVHTXHQW GLVSRVLWLRQ RI VXFK VKDUHV ZLOO EH treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and the Company will generally be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may be permitted to elect, pursuant to 6HFWLRQ 83(E) RI WKH QWHUQDO 5HYHQXH &RGH, WR KDYH LQFRPH UHFRJQL]HG DW WKH GDWH D UHVWULFWHG VWRFN DZDUG RU SHUIRUPDQFH share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, the Company would be entitled to a corresponding deduction on the date of grant. 5HVWULFWHG 6WRFN 8QLWV. A grant of restricted stock units (including performance-based restricted stock units) will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then IDLU PDUNHW YDOXH RI WKH LVVXHG VKDUHV, DQG WKH &RPSDQ\ ZLOO JHQHUDOO\ EH HQWLWOHG WR D FRUUHVSRQGLQJ GHGXFWLRQ. *DLQV RU losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and the Company will generally be entitled to a corresponding deduction when the dividend equivalents are paid. 3HUIRUPDQFH $ZDUGV DQG 2WKHU 6KDUH-%DVHG RU &DVK-%DVHG $ZDUGV. A grant of a performance award or other stock-based or cash-based award will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued VKDUHV, DQG WKH &RPSDQ\ ZLOO JHQHUDOO\ EH HQWLWOHG WR D FRUUHVSRQGLQJ GHGXFWLRQ. *DLQV RU ORVVHV UHDOL]HG E\ WKH SDUWLFLSDQW upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. 2021 Proxy Statement 63

'HGXFWLELOLW\ /LPLW RQ &RPSHQVDWLRQ LQ ([FHVV RI $1 0LOOLRQ. 6HFWLRQ 162(P) RI WKH QWHUQDO 5HYHQXH &RGH JHQHUDOO\ OLPLWV WKH deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. 7D[ :LWKKROGLQJ. As a condition to the delivery of any shares to the recipient of an award, the Company may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award. PSRUWDQFH RI &RQVXOWLQJ D 7D[ $GYLVHU. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon Federal income tax rules as of the date hereof and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on their particular situation, each recipient should consult their tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award. VOTE REQUIRED FOR APPROVAL 7KH DUPDWLYH YRWH RI KROGHUV RI D PDMRULW\ RI WKH VKDUHV RI WKH &RPSDQ\V FRPPRQ VWRFN SUHVHQW LQ SHUVRQ RU represented by proxy at the Annual Meeting is required to approve the 2021 Plan. RECOMMENDATION OF THE BOARD OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN. 64

2021 Proxy Statement 65

RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN 6(&721 1. *(1(5 $/. 7KH SXUSRVHV RI WKH 5LQJ (QHUJ\, QF. 2021 2PQLEXV QFHQWLYH 3ODQ (WKH 3ODQ) DUH WR: (D) HQFRXUDJH WKH SUR WDELOLW\ DQG growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (G) JLYH WKH &RPSDQ\ D VLJQL FDQW DGYDQWDJH LQ DWWUDFWLQJ DQG UHWDLQLQJ NH\ (PSOR\HHV, 'LUHFWRUV DQG &RQVXOWDQWV. 7R accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share Based Awards, Other Cash-Based Awards or any combination of the foregoing. 6(&721 2.'()17216. )RU SXUSRVHV RI WKH 3ODQ, WKH IROORZLQJ WHUPV VKDOO EH GH QHG DV VHW IRUWK EHORZ: (a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in DFFRUGDQFH ZLWK 6HFWLRQ 3 RI WKH 3ODQ. (b) “$ OLDWH” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled E\, RU LV XQGHU FRPPRQ FRQWURO ZLWK, WKH 3HUVRQ VSHFL HG. $Q HQWLW\ VKDOO EH GHHPHG DQ $ OLDWH RI WKH &RPSDQ\ IRU SXUSRVHV RI WKLV GH QLWLRQ RQO\ IRU VXFK SHULRGV DV WKH UHTXLVLWH RZQHUVKLS RU FRQWURO UHODWLRQVKLS LV PDLQWDLQHG. )RU SXUSRVHV RI WKLV GH QLWLRQ, FRQWURO (LQFOXGLQJ ZLWK FRUUHODWLYH PHDQLQJV, WKH WHUPV FRQWUROOLQJ, FRQWUROOHG E\, RU “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. (c) “Ar ticles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated from time to time. (d) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the DSSOLFDEOH WHUP RI WKH 2SWLRQ SXUVXDQW WR 6HFWLRQ 7(N) RU WKH 6WRFN $SSUHFLDWLRQ 5LJKW SXUVXDQW WR 6HFWLRQ S(K). (e) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share Based Award or Other Cash-Based Award granted under the Plan. (f ) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or D 3DUWLFLSDQW. $Q\ 6KDUHV WKDW EHFRPH GHOLYHUDEOH WR WKH 3DUWLFLSDQW SXUVXDQW WR WKH 3ODQ PD\ EH LVVXHG LQ FHUWL FDWH form in the name of the Participant or in book-entry form in the name of the Participant. (g) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time. (h) “Board” means the Board of Directors of the Company. (i) “Cause PHDQV, ZLWK UHVSHFW WR DQ\ 3DUWLFLSDQW, (L) FDXVH DV GH QHG LQ DQ XQH[SLUHG HPSOR\PHQW DJUHHPHQW RU DQ\ other similar type of agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar W\SH RI DJUHHPHQW WKDW GRHV QRW GH QH FDXVH: ($) DQ\ DFW RU RPLVVLRQ WKDW FRQVWLWXWHV D PDWHULDO EUHDFK E\ WKH Participant of any of such Participant’s obligations under such Participant’s employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Award Agreement or any other agreement with the Company or any of its Subsidiaries; (B) the willful and continued failure or refusal of the Participant substantially to perform the duties 66

RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN

SECTION 1. GENERAL.

The purposes of the Ring Energy, Inc. 2021 Omnibus Incentive Plan (the "Plan") are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company's objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share Based Awards, Other Cash-Based Awards or any combination of the foregoing.

SECTION 2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) "Articles of Incorporation" means the articles of incorporation of the Company, as amended and/or restated from time to time.

(d) "Automatic Exercise Date" means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(e) "Award" means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share Based Award or Other Cash-Based Award granted under the Plan.

(f) "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

(g) "Bylaws" means the bylaws of the Company, as may be amended and/or restated from time to time.

(h) "Board" means the Board of Directors of the Company.

(i) "Cause" means, with respect to any Participant, (i) "cause" as defined in an unexpired employment agreement or any other similar type of agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar type of agreement that does not define "cause": (A) any act or omission that constitutes a material breach by the Participant of any of such Participant's obligations under such Participant's employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Award Agreement or any other agreement with the Company or any of its Subsidiaries; (B) the willful and continued failure or refusal of the Participant substantially to perform the duties

66

required of such Participant as an Employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Administrator; (C) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates including, but not limited to, the rules and regulations promulgated by the Securities and Exchange Commission as well as the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Participant's commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (D) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

(j) "Change in Capitalization" means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(k) "Change in Control" means the date on which any of the following occurs:

(i) any Person acquires ownership of stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (whether such change in ownership occurs by way of a merger, consolidation, purchase or acquisition of stock, or other similar business transaction with the Company); provided, however, that, a Change in Control shall not occur if any Person owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock;

(ii) any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing fifty percent (50%) or more of the total voting power of the stock of the Company; provided, however, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control;

(iii) a majority of the members of the Board of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election;

(iv) any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s); provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3) immediately above; or

(v) a complete liquidation or dissolution of the Company is consummated.

For purposes of this definition, the term "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Furthermore, for purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company's assets under Section 409A of the Code.

RING ENERGY 2021 Proxy Statement 67

(l) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m) "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company's Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

(n) "Common Stock" means the common stock, par value $0.001 per share, of the Company.

(o) "Company" means Ring Energy, Inc., a Nevada corporation (or any successor corporation, except as the term "Company" is used in the definition of "Change in Control" above).

(p) "Consultant" means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

(q) "Disability" means, with respect to any Participant, (i) "disability" as defined in an unexpired employment agreement or any other similar type of agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar type of agreement that does not define "disability," Disability means that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

(r) "Director" means any individual who is a member of the Board on or after the Effective Date.

(s) "Effective Date" shall have the meaning set forth in Section 21 of the Plan.

(t) "Eligible Recipient" means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, "Eligible Recipient" means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(u) "Employee" shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(v) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(w) "Executive Officer" means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(x) "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(y) "Fair Market Value" as of a particular date shall mean: (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

68

(z) "Free Standing Rights" shall have the meaning set forth in Section 8(a) of the Plan.

(aa) "Good Reason" shall, to the extent applicable, have the meaning ascribed to such term in an unexpired employment agreement or any other similar type of agreement by and between the Company and a Participant.

(bb) "Incentive Stock Option" means an Option that is intended to satisfy the requirements applicable to and to be treated as an "incentive stock option" described in Code Section 422.

(cc) "Nonqualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

(dd) "Option" means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(ee) "Other Cash-Based Award" means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(ff) "Other Share Based Award" means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(gg) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient's death.

(hh) "Performance-Based Award" means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(ii) "Performance Goals" means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

RING ENERGY 2021 Proxy Statement 69

(jj) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(kk) "Prior Plan" means the Ring Energy, Inc. Long-Term Incentive Plan, as amended from time to time.

(ll) "Related Rights" shall have the meaning set forth in Section 8(a) of the Plan.

(mm) "Restricted Shares" means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a Restricted Period.

(nn) "Restricted Stock Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(oo) "Restricted Period" means, with respect to Awards of Restricted Shares or Restricted Stock Units, the period of time determined by the Administrator during which such Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether the Award has been earned.

(pp) "Rule 16b-3" shall have the meaning set forth in Section 3(a) of the Plan.

(qq) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(rr) "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ss) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(tt) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, "Subsidiary" means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(uu) "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

SECTION 3. ADMINISTRATION.

(a) The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act ("Rule 16b-3"), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

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(d) Except in the case of Substitute Awards granted pursuant to Sections 4(e) or 4(f ) and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Administrator may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death or Disability and (ii) the Administrator may grant $ZDUGV FRYHULQJ YH SHUFHQW (5%) RU IHZHU RI WKH WRWDO QXPEHU RI 6KDUHV DXWKRUL]HG XQGHU WKH 3ODQ ZLWKRXW UHVSHFW to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to non-employee Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant DQG WKH QH[W DQQXDO PHHWLQJ RI WKH &RPSDQ\eV VWRFNKROGHUV WKDW LV DW OHDVW IW\ (50) ZHHNV DIWHU WKH LPPHGLDWHO\ preceding year’s annual meeting. (e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company DFTXLUHG E\ WKH &RPSDQ\ RU DQ\ $OLDWH RU ZLWK ZKLFK WKH &RPSDQ\ RU DQ\ $OLDWH FRPELQHV KDV VKDUHV DYDLODEOH under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and VKDOO RQO\ EH PDGH WR LQGLYLGXDOV ZKR ZHUH QRW HPSOR\HG E\ RU SURYLGLQJ VHUYLFHV WR WKH &RPSDQ\ RU LWV $OLDWHV immediately prior to such acquisition or combination. (I ) ZQ WKH HYHQW WKDW WKH &RPSDQ\ RU DQ $OLDWH WKHUHRI FRQVXPPDWHV D WUDQVDFWLRQ GHVFULEHG LQ &RGH 6HFWLRQ 424(D) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of VXFK VXEVWLWXWH 2SWLRQ RU 6WRFN $SSUHFLDWLRQ 5LJKW VKDOO QRW FRQVWLWXWH D IPRGLFDWLRQI DV GHQHG LQ &RGH 6HFWLRQ 424(K)(3) DQG WKH DSSOLFDEOH 7UHDVXU\ UHJXODWLRQV. 6(&7Z21 5.(48Z7$%/( $'-8670(176. In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of 6KDUHV WKDW PD\ EH VXEMHFW WR $ZDUGV JUDQWHG WR DQ\ 3DUWLFLSDQW LQ DQ\ FDOHQGDU RU VFDO \HDU, (E) WKH NLQG, QXPEHU and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any DGMXVWPHQW EH PDGH ZKLFK ZRXOG UHQGHU DQ\ ZQFHQWLYH 6WRFN 2SWLRQ JUDQWHG KHUHXQGHU WR EH GLVTXDOLHG DV DQ LQFHQWLYH stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be QDO, ELQGLQJ DQG FRQFOXVLYH. 6(&7Z21 6.(/Z*Z%Z/Z7 <. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. 72

(d) Except in the case of Substitute Awards granted pursuant to Sections 4(e) or 4(f) and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Administrator may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant's death or Disability and (ii) the Administrator may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to non-employee Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company's stockholders that is at least fifty (50) weeks after the immediately preceding year's annual meeting.

(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(f) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a "modification" as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

SECTION 5. EQUITABLE ADJUSTMENTS.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

SECTION 6. ELIGIBILITY.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

72

SECTION 7. OPTIONS.

(a) *General*. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) *Limits on Incentive Stock Options*. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c) *Exercise Price*. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) *Option Term*. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a "net exercise" or "cashless" exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) *Exercisability*. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) *Method of Exercise*. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

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(g) *Rights as Stockholder.* A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) *Termination of Employment or Service.* Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant's employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant's employment or service as a result of the Participant's Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(v) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

(i) *Other Change in Employment Status.* An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant's Award Agreement.

(j) *Change in Control.* Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) *Automatic Exercise.* Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant's employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

SECTION 8. STOCK APPRECIATION RIGHTS.

(a) *General.* Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be

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granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) *Awards; Rights as Stockholder.* The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) *Exercisability.*

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) *Payment Upon Exercise.*

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) *Termination of Employment or Service.*

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) *Term.*

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) *Change in Control.* Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) *Automatic Exercise.* Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the

RING ENERGY 2021 Proxy Statement 75

6(&7Z21 10.5(675Z&7(' 672&. 81Z76. (a) *HQHUDO. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable WR 5HVWULFWHG 6WRFN 8QLWV; WKH 3HUIRUPDQFH *RDOV (LI DQ\) DSSOLFDEOH WR 5HVWULFWHG 6WRFN 8QLWV; DQG DOO RWKHU FRQGLWLRQV RI WKH 5HVWULFWHG 6WRFN 8QLWV. ZI WKH UHVWULFWLRQV, 3HUIRUPDQFH *RDOV DQG/RU FRQGLWLRQV HVWDEOLVKHG E\ WKH $GPLQLVWUDWRU are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant. (b) $ZDUG $JUHHPHQW. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the $ZDUG $JUHHPHQW, H[HFXWHG DQG GHOLYHUHG D IXOO\ H[HFXWHG FRS\ WKHUHRI WR WKH &RPSDQ\, ZLWKLQ D SHULRG RI VL[W\ (60) days (or such other period as the Administrator may specify) after the award date. (c) 5HVWULFWLRQV DQG &RQGLWLRQV. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter: (i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain 3HUIRUPDQFH *RDOV, WKH 3DUWLFLSDQW eV WHUPLQDWLRQ RI HPSOR\PHQW RU VHUYLFH DV D QRQ-HPSOR\HH 'LUHFWRU RU &RQVXOWDQW RI WKH &RPSDQ\ RU DQ $OLDWH WKHUHRI, RU WKH 3DUWLFLSDQW eV GHDWK RU 'LVDELOLW\. (ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the $GPLQLVWUDWRUeV GLVFUHWLRQ, FDUU\ ZLWK LW D ULJKW WR GLYLGHQG HTXLYDOHQWV, VXEMHFW WR 6HFWLRQ 17 RI WKH 3ODQ. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. (iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-HPSOR\HH 'LUHFWRU RU &RQVXOWDQW RI WKH &RPSDQ\ RU DQ $OLDWH WKHUHRI WHUPLQDWHV IRU DQ\ UHDVRQ GXULQJ WKH Restricted Period shall be set forth in the Award Agreement. (d) 6HWWOHPHQW RI 5HVWULFWHG 6WRFN 8QLWV. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant. (e) &KDQJH LQ &RQWURO. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan. 6(&7Z21 11.27+(5 6+$5( %$6(' 25 &$6+-%$6(' $:$5'6. (a) The Administrator is authorized to grant Awards to Participants in the form of Other Share Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with WKH WHUPV RI WKH 3ODQ, DW WKH GDWH RI JUDQW RU WKHUHDIWHU, LQFOXGLQJ DQ\ 3HUIRUPDQFH *RDOV DQG SHUIRUPDQFH SHULRGV. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. (b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a SHULRG RI VL[W\ (60) GD\V (RU VXFK RWKHU SHULRG DV WKH $GPLQLVWUDWRU PD\ VSHFLI\) DIWHU WKH DZDUG GDWH. (c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan. 2021 Proxy Statement 77

6(&7Z21 12.&+$1*( Z1 &21752/. (a) Unless otherwise determined by the Administrator and evidenced in an Award Agreement, subject to Section 12(b) below, in the event that (i) a Change in Control occurs and any Awards are continued, assumed or substituted for an economically equivalent award in such Change in Control transaction, and (ii) the Participant’s employment or service is WHUPLQDWHG E\ WKH &RPSDQ\, LWV VXFFHVVRU RU $OLDWH WKHUHRI ZLWKRXW &DXVH RQ RU DIWHU WKH HHFWLYH GDWH RI WKH &KDQJH in Control but prior to twenty-four (24) months following the Change in Control, then as of the date of such termination: (1) any unvested or unexercisable portion of any such Award carrying a right to exercise shall become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the target level. (b) Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that a Change in Control occurs and any Awards are not continued, assumed or substituted for an economically equivalent award in connection with such Change in Control transaction, then, as of the date of such Change in Control: (1) any unvested or unexercisable portion of any such Award carrying a right to exercise shall become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control. 6(&7Z21 13.$0(1'0(17 $1' 7(50Z1$7Z21. (a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent. (b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment RU PRGLFDWLRQ PD\ UHGXFH WKH ([HUFLVH 3ULFH RI DQ\ 2SWLRQ RU 6WRFN $SSUHFLDWLRQ 5LJKW, (%) WKH $GPLQLVWUDWRU PD\ not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system. (c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). (G) 1RWZLWKVWDQGLQJ WKH IRUHJRLQJ, QR DOWHUDWLRQ, PRGLFDWLRQ RU WHUPLQDWLRQ RI DQ $ZDUG ZLOO, ZLWKRXW WKH SULRU ZULWWHQ consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan. 6(&7Z21 14.81)81'(' 67$786 2) 3/$1. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. 6(&7Z21 15.'()(55 $/6 2) 3$<0(17. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall or may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law. 78

SECTION 12. CHANGE IN CONTROL.

(a) Unless otherwise determined by the Administrator and evidenced in an Award Agreement, subject to Section 12(b) below, in the event that (i) a Change in Control occurs and any Awards are continued, assumed or substituted for an economically equivalent award in such Change in Control transaction, and (ii) the Participant's employment or service is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then as of the date of such termination:

(1) any unvested or unexercisable portion of any such Award carrying a right to exercise shall become fully vested and exercisable; and

(2) the restrictions and forfeiture conditions applicable to any such Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the target level.

(b) Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that a Change in Control occurs and any Awards are not continued, assumed or substituted for an economically equivalent award in connection with such Change in Control transaction, then, as of the date of such Change in Control:

(1) any unvested or unexercisable portion of any such Award carrying a right to exercise shall become fully vested and exercisable; and

(2) the restrictions and forfeiture conditions applicable to any such Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control.

SECTION 13. AMENDMENT AND TERMINATION.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant's prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company's stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

SECTION 14. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

SECTION 15. DEFERRALS OF PAYMENT.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall or may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

78

SECTION 16. WITHHOLDING TAXES.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

SECTION 17. DIVIDENDS; DIVIDEND EQUIVALENTS.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

SECTION 18. NON-UNITED STATES EMPLOYEES.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

SECTION 19. TRANSFER OF AWARDS.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a "Transfer") by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

SECTION 20. CONTINUED EMPLOYMENT.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

RING ENERGY 2021 Proxy Statement 79

inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof. 6(&7Z21 24.(5521(286/< $:$5'(' &203(16$7Z21. The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, the Sarbanes-Oxley Act of 2002, as amended, or to comport with good corporate governance practices, as such policies may be amended from time to time. 6(&7Z21 25.*29(51Z1* /$:. 7KH 3ODQ VKDOO EH JRYHUQHG E\ DQG FRQVWUXHG LQ DFFRUGDQFH ZLWK WKH ODZV RI WKH 6WDWH RI 1HYDGD, ZLWKRXW JLYLQJ HHFW WR SULQFLSOHV RI FRQnLFWV RI ODZ RI VXFK VWDWH. 6(&7Z21 26.3/$1 '2&80(17 &21752/6. The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control. 2021 Proxy Statement 81 inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

SECTION 24. ERRONEOUSLY AWARDED COMPENSATION.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, the Sarbanes-Oxley Act of 2002, as amended, or to comport with good corporate governance practices, as such policies may be amended from time to time.

SECTION 25. GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law of such state.

SECTION 26. PLAN DOCUMENT CONTROLS.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

RING ENERGY 2021 Proxy Statement 81

ANNUAL REPORT $ FRS\ RI WKH $QQXDO 5HSRUW RQ )RUP 10-. IRU WKH \HDU HQGHG 'HFHPEHU 31, 2020, H[FOXGLQJ H[KLELWV, LV DYDLODEOH DW ZZZ. ringenergy.com, and will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to: Ring Energy, ZQF., $WWHQWLRQ: 7UDYLV 7. 7KRPDV, &KLHI )LQDQFLDO 2FHU, 1725 +XJKHV /DQGLQJ %OYG., 6XLWH 900, 7KH :RRGODQGV, 7; 77380 RU FDOO (281) 397-3699. By Order of the Board of Directors, /s/ Travis T. Thomas The Woodlands, Texas April 22, 2021 Travis T. Thomas ([HFXWLYHe9LFHe3UHVLGHQWte&KLHIe)LQDQFLDOe2FHUte&RUSRUDWHe Secretary & Treasurer 2021 Proxy Statement 83

GAAP TO NON-GAAP RECONCILIATIONS Net Loss $ (253,411,828) Interest expense, net 17,617,606 Unrealized loss on change in fair value of derivatives 1,156,523 Ceiling test impairment 277,501,943 ZQFRPH WD[ EHQHIW (6,001,176) Depreciation, depletion and amortization 43,010,660 Asset retirement obligation accretion 906,616 Share-based compensation 5,364,162 Adjusted EBITDA $ 86,144,506 Adjusted EBITDA $ 86,144,506 1HW LQWHUHVW H[SHQVH (H[FOXGLQJ DPRUWL]DWLRQ RI GHIHUUHG IQDQFLQJ FRVWV) (16,427,497) Capital expenditures (excluding Northwest Shelf acquisition) (30,020,131) Free Cash Flow $ 39,696,878 84 FREE CASH FLOW TWELVE MONTHS ENDED DECEMBER 31, 2020 ADJUSTED EBITDA

2021 Proxy Statement 85

1725 Hughes Landing Blvd. Suite 900 The Woodlands, TX 77380

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. RING ENERGY, INC. 1725 HUGHES LANDING BLVD., SUITE 900 THE WOODLANDS, TX 77380 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) John A. Crum 06) Regina Roesener 02) Richard E. Harris 07) Clayton E. Woodrum 03) Paul D. McKinney 04) Thomas L. Mitchell 05) Anthony B. Petrelli The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Advisory vote to approve named executive officer compensation. 3. To ratify the appointment of Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 2021. Approve the 2021 Omnibus Incentive Plan. 4. NOTE: Consideration of any matters which may properly come before the Meeting, or any adjournment or postponement thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000511936_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com RING ENERGY, INC. Annual Meeting of Stockholders May 25, 2021 10:00 AM Central Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned, a stockholder of RING ENERGY, INC. (the "Company"), having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 22, 2021, does hereby appoint Travis T. Thomas, proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Ring Energy’s office building, meeting rooms A&B, ground floor, located at 1725 Hughes Landing Blvd., The Woodlands, TX 77380, on May 25, 2021, at 10:00 AM Central Daylight Time, or at any adjournment or postponement thereof, and to vote all shares of the Company’s voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below. This Proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors; FOR Proposal 2; FOR Proposal 3; and FOR Proposal 4, and as the Board of Directors may recommend on such other business as may properly come before the Annual Meeting of Stockholders. Continued and to be signed on reverse side 0000511936_2 R1.0.0.177